U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

[X]	GENERAL FORM OF REGISTRATION OF SECURITIES OF SMALL BUSINESS ISSUERS UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 000-29521

SITEWORKS BUILDING AND DEVELOPMENT CO.
(Name of Small Business Issuer in its Charter)

Florida	Primary Classification Number	58 -259 0047
(STATE OR OTHER JURISDICTION OF	1540	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)		IDENTIFICATION NO.)

2534 N Miami Ave, Miami Florida 33127
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(305) 573 9339
ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE

Spiegel and Utrera, PA
1840 Coral Way, 4th Floor
Miami Florida 33145
Tel: (305) 854 600

(Name, address and telephone number for Agent for Service)

to Section 12(b) of the Exchange Act:
0

Securities to be registered pursuant to Section 12(g) of the Act:
30,000,000 Common Stock, $.001 par value
(Title of class)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS , DATED March 30, 2005

SITEWORKS BUILDING AND DEVELOPMENT CO.,
A FLORIDA CORPORATION

30,000,000 Shares of Common Stock of SiteWorks Building and Development Co.,

This prospectus relates to 30,000,000 common shares of SiteWorks Building and Development Co.,(previously SiteWorks Inc) a Florida corporation. Our common stock is currently listed on The National Quotation Board "pink sheets" and the OTC bulletin Board, electronic quotation systems. Our current trading symbol is SWKJ . We file quarterly and Registration Statements to the SEC via the Edgar system . In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.Our annual and quarterly statements are incorporated by reference in this registration statement.

  Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "SWKJ.OB". The last reported sales price per share of our common stock as reported on the OTC Bulletin Board on March 30, 2005 $.08

You should carefully consider the Risk Factors described herein this prospectus before purchasing any of the common stock offered by this prospectus.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not offer or sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

	Estimated Maximum
	Offering Price Range to	Underwriting discounts
	the Public	and commissions	Proceeds to issuer
Per share	$0..08 to $ 0.10	$0.00	$0.00

Total maximum	$2,400,000 to $3,000,000	$0.00	$2,400,000.00

CALCULATION OF REGISTRATION FEE

Title of each	Dollar	Proposed	Proposed	Amount
Class of Securities	Amount	Maximum	Maximum	Aggregate of
To be registered	to be Registered	Offering Price per share(1)	Offering Price	Registration Fee

Common Shares	30,000,000	$ 0.08	$ 2,400,000	$ 282.48

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by SiteWorks Building & Development Co., with the Securities and Exchange Commission. Any selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Additional Information

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http;//www,sec,gov) thatt contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar

The registrar and transfer agent for our common share is Integrity Stock Transfer. Its address is 2920 N Green Valley Parkway, Bld 5,, Suite 527 Henderson Nevada, NV, 89014 and its telephone number at this location is (702) 317 7757.

Representations

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by SiteWorks Building and Development Co., This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

       The date of this prospectus is March 30, 2005

TABLE OF CONTENTS	Page
PROSPECTUS SUMMARY	3
SUMMARY INFORMATION & RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	11
BUSINESS	12
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	19
CHANGES & DISAGREEMENTS WITH ACCOUNTANTS	22
MANAGEMENT ANNUAL REPORT ON INTERNAL CONTROLS OVER FINANCIAL REPORTING	22
AUDIT COMMITTEE REPORT	23
DETERMINATION OF OFFERING PRICE	23
MANAGEMENT	4
EXECUTIVE COMPENSATION	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
CODE OF ETHICS	26
DESCRIPTION OF SECURITIES BEING REGISTERED	27
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
PLAN OF DISTRIBUTION	30
SELLING STOCKHOLDERS	32
LEGAL MATTERS	32
EXPERTS	32
WHERE YOU CAN FIND MORE INFORMATION	32
UNDERTAKINGS	33
EXHIBITS:	33
Financial Statements
Certificate of Incorporation
Bylaws
Craco Purchase agreement
Consent of Auditor
Opinion and Legal Consent
Code of Ethics
Employment agreement

PROSPECTUS SUMMARY

        The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. All references to "we," "our," "ours," and "us," or "SiteWorks" in this prospectus are to SiteWorks Building & Development Co., and its subsidiaries, unless otherwise indicated. Our Company

       SiteWorks Building and Development Co. a Florida corporation (the "Company"), was incorporated on August 8, 2001. The Company's administrative offices are located at 2534 N Miami Ave, Miami Florida 33127; telephone (305) 573-9339 The Company is newly formed, has not yet engaged in any significant business and has had no significant revenues. The company has recently amended its bylaws to effect a name change which more accurately describes what the company does. To date, the Company's activities have been acquisition of a single building lot in Jupiter, discussions with potential acquisition candidates and its organization and the preparation of this Registration Statement. The Company plans to acquire an equity interest in or assets of an operating business to be thereafter operated by the Company or a subsidiary of the Company.

       SiteWorks Building and Development Co., is a licensed General Construction company in the State of Florida and has qualified as a Minority Business in the State of Florida.

 The Offering

30,000,000 Shares of Common Stock of SiteWorks Building and Development Co.,

This prospectus relates to 30,000,000 common shares of SiteWorks Building and Development Co.,(previously SiteWorks Inc) a Florida corporation. Our common stock is currently listed on The National Quotation Board "pink sheets" and the OTC bulletin Board, electronic quotation systems. Our current trading symbol is SWKJ . We file quarterly and annual Registration Statements to the SEC via the Edgar system . In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.Our annual and quarterly statements are incorporated by reference in this registration statement.

You should carefully consider the Risk Factors described herein this prospectus before purchasing any of the common stock offered by this prospectus.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not offer or sell our shares of our common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

	Estimated Maximum	Underwriting discounts	Proceeds to issuer
	Offering Price Range to	and commissions
	the Public
Per share	$0..03 to $ 0.08	$0.00	$0.00

Total maximum	$900,000 to $2,400,000	$0.00	$2,400,000.00

Common stock offered by us	Up to 30,000,000 shares.,.
Common stock to be outstanding after the offering	Up to 37, 754,755 shares
Use of Proceeds	We expect to use the proceeds received for general working capital purposes.
OTC Bulletin Board symbol for our common stock	SWKJ.OB

       This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.

RISK FACTORS

AN INVESTMENT IN THE SECURITIES OF THE COMPANY PRESENTS CERTAIN MATERIAL RISKS TO INVESTORS. ANY INVESTOR IN THE COMPANY IS ENCOURAGED TO CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE PURCHASING THE SECURITIES OF THE COMPANY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

CORPORATION TYPE.

SiteWorks Building and Development Co., is a licensed general construction firm in the state of Florida. As of Feb 25, 2005 The company is in the process of acquiring Craco, an 18 year old site excavation and utility company in Florida with significant operations and revenues. SiteWorks Building and Development Co., is also actively pursuing construction contracts, by submitting tenders for competitively bid projects. This and other similar transactions may or may not be consummated by issuing or transferring large blocks of the Company's equity shares to the principals of the business that is acquired. Any such issuance will involve significant dilution in the equity interest in the Company held by the pre-reorganization shareholders of the Company with the result that the pre-reorganization shareholders of the Company will have a substantially lower aggregate interest in the outstanding shares of the Company after giving effect to the reorganization. See, "Description of Business."

Prospective investors should be aware that privately-held companies often times merge or reorganize with a public company as a means of "going-public" without having to incur the time, expense and disclosure obligations normally associated with the going-public process. In the event the Company merges with a privately-held company subsequent to the close of this offering, investors will not have had the benefit of receiving disclosure of such company's operations and financial condition prior to making our investment. See, "Description of Business."

Prospective investors should also be aware that management of the Company, acting in compliance with the Bylaws of the Company and Florida General Corporation Law, intends to structure any reorganization with an operating business in a manner that will allow the Board of Directors of the Company to approve the selection of the operating business and all of the terms of the reorganization, including the appointment of the successor officers and directors, without the need or request for shareholder approval. See, "Description of Business."

RISK OF PROPOSED NEW BUSINESS; LACK OF ASSETS, REVENUES OR OPERATIONS.

The Company was only recently formed and has no significant assets, revenues or operations. The Company was originally capitalized with $1,643.00 in April 2002 and since then management of the Company (who also are the controlling shareholders of the Company) have contributed an additional $34,293.to the capital of the Company. Management expects that the Company's working capital requirements may be satisfied through additional capital contributions by offerings, Reg S offerings, or from capital contributions from the CEO or others including management as required. The report of the Company's independent auditors on the Company's 2004, 2005 financial statements includes a qualification regarding the Company's ability to continue as a going concern. In its report, the Company's independent auditors state that the Company needs an additional capital infusion in order to fund current expenditures, acquire business opportunities and achieve profitable operations, and that such factors raise substantial doubt about the Company's ability to continue as a going concern.

RELIANCE ON MANAGEMENT.

The Company is dependent on its officers and directors' personal abilities to evaluate business opportunities that may be presented in the future. Management has identified a potential proposed business and industry in which it will search for an acquisition target, Management has had prior experience in the technical aspects of the construction industry or the business within that industry which may be acquired. See, "Description of Business" and "Management."

TIME COMMITMENT OF MANAGEMENT.

The current officers and directors are not engaged in other activities and will devote 100 % of our time to the Company. See, "Management."

CONTROL BY PRESENT SHAREHOLDERS.

Management of the Company presently owns approximately 56.0% of the outstanding Common Stock of the Company. Therefore, until such time as the Company acquires an operating business, management of the Company will have the power to elect all of the Company's Board of Directors, amend the Company's Certificate of Incorporation, and approve a merger, consolidation with another company or sale of all or substantially all of the Company's assets. See, "Principal Shareholders" and "Description of Securities."

PREFERRED STOCK.

As of December 31, 2004, The Company is authorized to issue 20,000,000 shares of $1.00 par value preferred stock Series A voting and 20,000,000 series B par value $1.00, non voting ("Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series, and the Board of Directors, without action by the holders of the Common Stock, may fix or alter the voting rights, redemption provisions, (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights preferences, privileges and restrictions of any wholly unissued series of Preferred Stock. The Board of Directors, without stockholder approval, can issue shares of Preferred Stock with rights that could adversely affect the rights of the holders of Common Stock. No shares of Preferred Stock presently are outstanding, and the Company has no present plans to issue any such shares. The issuance of shares of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company or other corporate action.

COMPETITION.

Numerous large, well-financed firms with large cash reserves are engaged in the acquisition of companies and businesses. The Company expects competition to be intense for available target businesses.

FACILITIES.

The Company's office is located at 2534 N Miami Ave, Miami Florida 33127. See, "Property."

POTENTIAL SALES PURSUANT TO RULE 144.

As of December 31, 2004, approximated 3,043,000 shares of Common Stock currently outstanding are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. In addition, approximately 1,000 shares of Common Stock are eligible for resale under Rule 144. In general, under Rule 144 a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of Common Stock, or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two-year holding period.

The Company is unable to predict the effect that sales of the Company's securities under Rule 144 or otherwise, may have on the then prevailing market price of the Common Stock; it can be expected, however, that the sale of any substantial number of shares of Common Stock would have a depressive effect on the market price of the Common Stock.

MARKET FOR THE COMMON STOCK OF THE COMPANY.

As of the date of this Registration Statement, there is a negligible market for the securities of the Company. The stock is being traded on the NQB pink sheets and the OTC BB. management believes that the market for the Common Stock of the Company will be thinly traded, if traded at all, until such time as the Company acquires an operating business. Our common shares are considered to be penny stock and subject to the "penny stock" rules, which may adversely affect the liquidity of our common shares.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions. Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks. The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities are subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

(i)	obtain financial information and investment experience and objectives of the person; and
(ii)

make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form:

(iii)	sets forth the basis on which the broker or dealer made the suitability determination; and
(iv)

that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

BUSINESS END RISKS.

The Company doesn't have specific acquisition targets, and there is no guarantee that the Company can get acquire the properties and companies it needs to be viable, although it has every expectation to do so; and no one can guarantee that the resulting acquisitions if any will find favor with the market or will be commercially viable.

LACK OF SIGNIFICANT OPERATING HISTORY AND START UP LOSSES.

The Company was formed on August, 2001. The Company has a limited operating history and has generated losses in its fiscal year 2002 and 2003 and 2004 and expects to generate some losses in fiscal 2005. There is no assurance that the Company's operations will ever be profitable.

COMPETITION.

The Company may encounter competition from a number of other regional or international operations which currently or may, in the future, offer substantially similar approach. Such other companies may have substantially greater resources and might have greater operating efficiencies than the Company. The existence and expansion of existing merger and acquisition companies operating in the Hotel, Realty and Construction and other companies having, to some extent, similar business models may adversely affect the Company. There is no guarantee that the Company will have sufficient funding to compete effectively against larger companies.

LIMITED AMOUNT OF CAPITAL.

The Company began operations in September of 2002 and has generated approximately 225,000 income from operations to date. However, there can be no assurances that the Company's current operations can be financed without additional capital for even 12 months.

"BEST EFFORTS" OFFERINGS.

Any Offering described herein is being made on a "best efforts" basis. The Company has the right to accept subscriptions when tendered and to terminate any Offering at any time. Investors are therefore assuming the risk that the Company will receive substantially less than the maximum proceeds. The Company has not provided a description of what changes will be made in the business plan if any Offering is concluded with less than the maximum proceeds. The Company's risk of failure may be significantly increased if it is unable to acquire the necessary capital.

NO GUARANTEE.

Although the management of the Company has extensive experience in private companies there is no guarantee they will be able to attract customers to allow future operations of the Company.

NO PROOF OF THE COMPANY'S ABILITY TO MANAGE PROFITABLY.

There can be no assurance that the Company can manage its business in such a way as to render the Company profitable.

DEPENDENCE UPON KEY PERSONNEL AND AFFILIATES.

The possible success of the Company is highly dependent upon the personal efforts and abilities of its directors, officers and employees.

COMPETITION.

At present there are other companies searching for opportunities in acquisitions, real estate development projects and single family and multifamily housing. There is no assurance the Company will be able to compete with these other companies.

CONFLICTS OF INTEREST.

The Company is unaware of any potential or real conflicts of interest involving officers, directors, or principals of the Company. However, to the extent that such individuals engage in other activities that may be presented, there may be opportunities for certain conflicts of interest and for diverting opportunities to other companies, entities or persons which they are or may be associated or have an interest rather than the Company. Such potential conflicts of interest include among other things time, effort and corporate opportunity involved in our participation in other business transactions.

NEED FOR ADDITIONAL FINANCING.

The Company will need additional funding to realize its business plan goals to acquire a mix of operating companies and real estate for development and income purposes.

NO TRADING MARKET.

At present there is a thin market for the Company's shares and there is no assurance one will develop in the future. The trading price of our common stock may be volatile.

The trading price of our common stock has from time to time fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general conditions in the building services exploration and development industry, market demand for our common stock, and various other events or factors both in and out of our control. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock. In recent years broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

DIVIDENDS.

 We do not intend to pay dividends in the foreseeable future.

We have not paid a dividend on our common stock within the last two fiscal years or in the current interim period. We intend to retain earnings, if any, for use in the operation and expansion of our business and, therefore, do not anticipate paying any dividends in the foreseeable future.

FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN ANY SECURITIES OFFERED IN ANY OFEERING HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF OUR INVESTMENT IN THE COMPANY.

There is governmental regulation of the construction industry and thus governmental approvals are needed to engage in business. However these approvals, normally building permits, are part of the construction process and are usual and normal in the course of business. The services of the Company will initially be limited to construction and management using approved plans designed by others, including licensed professionals who may or may not be independent contractors.

During its initial stages the Company raised money from private investors for operations. The Company has engaged in extensive research in the last 18 months to assemble a business strategy enabling the Company to stay abreast of changes occurring in the public markets .

There are no environmental laws that directly affect the business of the Company and thus the Company does not face any cost of compliance.

The Company presently employs two persons on a full time basis, the President C M Nurse and an accountant , Valery Gonzalez. There are no other current employees.

The Company files reports with the SEC following the offering on Form 10-K for Registration Statements and Form 10-Q for quarterly reports. Copies of the Registration Statement are available at www.sec.gov.

Applicable SEC rules governing the trading of "penny stocks" limit the liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock currently trades on the OTC Bulletin Board. Since our common stock continues to trade well below $5.00 per share, our common stock is considered a "penny stock" and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser's agreement to a transaction prior to purchase. These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

DILUTION

Our stockholders may experience dilution of our ownership interests in SiteWorks upon the future issuance of additional shares of our common stock.

This offering may involves significant dilution of net tangible book value to the existing shareholders.. Prior to the offering the net tangible book value of the Company's shares is $ (0.00147) as shown on the audited balance sheet attached hereto. As a result of the offering the net tangible value of the shares is increased to $ 0.06 per share. This represents a gain (dilution) factor of 50% in the book value of the amount invested by persons who purchase subject to this offering.

On December 31, 2004, the Company had a net tangible book value of approximately ($11,431). (.00147 cents per share)

If the entire Offering is sold, the Company will receive $2,400,000.00 in gross proceeds from the sale of the Common shares hereunder ($2,400,000.00 net proceeds if commissions are paid; and none are anticipated at present). Assuming no changes from the Dec 31, 2004 financial summary, other than receipt of proceeds from the sale of the Common share and payment of Offering costs, the net tangible book value after the Offering would be $2,282,569.00 or $0.06 per share. Accordingly, purchasers of the Common shares hereunder will suffer an immediate gain (dilution) in the book value of each share of Common share upon purchase of $0.02 or approximately 30% of the amount paid therefore.

Dilution to net tangible book value per share before and after Offering.

Total tangible assets before Offering	$31,864.00
Total liabilities before Offering	$43,295.00
Net tangible assets before Offering	$(11,431.00)
Shares outstanding before Offering	7,754,755 (March 30,2005)
Net tangible per share before Offering	$-0.00147

The amount of the increase in such net tangible book value per share attributable to the cash payment made by the purchasers of the shares being offered.

Net tangible before Offering	($11,431.00)
Net proceeds of Offering	$2,294,000.00
Net tangible after Offering	$2,282,569.00
Shares outstanding after Offering	37,754,755
Increase (decrease) from Offering	$0.06
Net tangible per share after Offering	$0.06

The amount of the immediate dilution from the private Offering price, which will be absorbed by such purchasers.

Initial Offering price	$0.08
Proforma net tangible after Offering	$0.06
Immediate book value gain (dilution) to new investors	($0.02)

FORWARD-LOOKING STATEMENTS

       Statements that are not historical facts included in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ from projected results. All statements other than statements of historical facts included in this prospectus that address activities, events or developments that SiteWorks expects or anticipates will or may occur in the future, including such things as estimated future net revenues from building services reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of SiteWorks's business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by SiteWorks in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with SiteWorks's expectations and predictions is subject to a number of risks and uncertainties, general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by SiteWorks; competitive actions by other building services companies; changes in laws or regulations; and other factors, many of which are beyond the control of SiteWorks. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by SiteWorks will be realized, or even if realized, that they will have the expected consequences to or effects on SiteWorks, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward looking statements, whether as a result of new information, future results or otherwise.

RECENT SALES OF UNREGISTERED SECURITIES AND USE OF PROCEEDS FROM REGISTERED SECURITIES..

During the nine months ended December 31, 2004 the Company issued 8,000,000 shares as part of the Cork Acquisition; 36,380,000 shares for cash; 519,500,000 shares for subscriptions of stock; 75,000,000 shares for compensation to the officer; and 102,520,000 shares for services rendered.

Total shares outstanding as of Dec 31, 2004 were 4,156,422 after a 1 to 2000 reverse split in August of 2004. None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Company has been advised that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. The recipients in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to obtain information about the Company

 USE OF PROCEEDS        This prospectus relates to shares of our common stock that may be offered and sold from time to time by the company. We will receive any proceeds from the sale of shares of common stock in this offering. We could receive up to $2,400,000 from the sale of the securities. We expect to use the proceeds received for general working capital purposes and as described below. All figures are approximations only.

If Maximum Sold
	Amount	%
Total Proceeds	$2,400,000.00	100%

Less Offering Expenses
Commissions and finders fees (if paid)	$72,000.00	3%
Legal and Accounting	$24,000.00	..01%
Printing Costs	$10,000.00	..004%
Net Proceeds from Offering	$2,294,000.00	95.6%

Use of net proceeds - (12 months)
Rent (lease)	$36,000.00	..015%
Utilities, phones	$32,000.00	..013%
Office Expenses	$17,000.00	..0007%
Computers, Lab Equipment and Supplies	$30,000.00	..0012%
Corporate Acquisition	$1,200,000.00	50%
Property Acquisition	$500,000.00	21%
Reserves to cover incidental acquisition cost	$150,000.00	3%
Travel	$10,000.00	..004%
Legal and Accounting	$10,000.00	..004%
Insurance	$30,000.00	..012%
Taxes	$35,000.00	..015%
Sub total	$2,050,000.00	85%
Salaries & Working Capital	$244,000.00	.10%
Total	$2,294,000.00	100%

Management feels that if the Offering is completed, the Company should be able to acquire the operating company as planned as well as acquire a significant income producing real estate asset. However the future of the Company is subject to the raising of substantial capital and the Company has no firm commitment for such capital or licensing and assurance cannot be given that such capital will be received. If the Offering is not all sold, the order of priority for funds received will be rent, utilities, taxes, salaries and consulting fees first; then modeling and prototyping costs, legal and accounting.

Sales may be made by officers and employees of the Company, who will receive no compensation for our sales efforts. However, since a portion of the proceeds will go to pay salaries, such officers and employees may benefit indirectly from the funds raised in this Offering.

The Company is not in default or in breach of any note, loan, lease or other indebtedness or financing arrangement requiring the Company to make payments at this time. The Company has no significant debts at this time. All payables are and have been satisfied within the stated trade terms. The Company is not subject to any unsatisfied judgments, liens or settlement obligations.

The Company's management believes that if the complete Offering is sold, it will be able to operate for 24 months without additional capital. However, there can be no assurance that the Company's operations can be financed without additional capital for even 18 months.

BUSINESS

 Description of Business

SiteWorks Building and Development Co.a Florida corporation (the "Company"), was incorporated on August 8, 2001. The Company's administrative offices are located at 2534 N Miami Ave, Miami Florida 33127; telephone (305) 573-9339 The Company is newly formed, has not yet engaged in any significant business and has had no significant revenues. The company has recently amended its bylaws to effect a name change which more accurately describes what the company does. To date, the Company's activities have been acquisition of a single building lot in Jupiter, discussions with potential acquisition candidates and its organization and the preparation of this Registration Statement. The Company plans to acquire an equity interest in or assets of an operating business to be thereafter operated by the Company or a subsidiary of the Company.

SiteWorks Building and Development Co., is a licensed General Construction company in the State of Florida and has qualified as a Minority Business in the State of Florida.

The founder of our company, C Michael Nurse established SiteWorks Building and Development Co., (a Florida company) on August 8, 2001. SiteWorks Building and Development Co., then established its subsidiary, Integral Inc on Feb 25, 2003 by purchasing 100 shares from its treasury.

We employ two (2) people including Mr. Nurse and Valerie Gonzalez, both full time employee's. The reason the Company employees such few people is because we are a general contractor company. A general contractor company is responsible for obtaining construction contracts by negotiation or by winning tenders and then retaining the sub-trades (plumbers, carpet and tile installers, electricians and dry wall companies) necessary to satisfy the terms of the contract. The general contractor supervises the sub-trades or sub-contractors to ensure the construction project is completed in accordance with the terms of the contract or arrangement with the owner, in particular the construction completion date and the quality of the construction.

In the 1st quarter of 2005 we entered into a purchase agreement to acquire Craco Excavating. The role of Mr. C Michael Nurse, the CEO and director of the Company, is to ensure all offering funding is conducted in accordance with all securities legislation; that all accounting functions in the parent and subsidiary are complete and accurate and prepared in a timely fashion; and, to ensure all Federal and State public filings are complete and accurate.

The Company intends to target the following primary markets:

       a) Municipalities and General Contractors require heavy construction services;
      b) Builders requiring approved subdivisions on which to build residential construction.;

The Company earned $233,355 in gross revenue from inception to December 31, 2005 by targeting acquiring land then reselling it at a significant profit.

The competitive business condition faced by our Company is the ability to negotiate construction contracts or tenders effectively so that we receive the construction project and earn a profit. Our Company is one of the smallest general contracting companies in the construction industry in the State of Florida. We intend to increase our position in the industry by competitively negotiating contract and tender prices as they come due and slowly build our reputation for completing construction projects in a timely and durable fashion for a price that is cost effective for the land owner.

The Company believes that the overall growth of its development business will be prefaced its ability to locate and identifying land which it can subdivide into builders lots and resell at a price which will enable it to recover its cost associated with the acquisition and improvements made, which includes installation of roads, sewer, water and other utilities plus a profit. The success of its general construction service business will be dependant on the reference it receives from its past clients especially in the home residential market where references are often asked for and followed up by prospective house owners. Upon a good reference being received endorsing the Company's successful performance of past house renovations we are confident that we will increase the number of contracts or tenders that we will win in this market. The commercial renovation market works in much the same fashion with the business owner relying on references or observing past work that a company has completed.

GENERAL

Site Works Inc (SITEWORKS,) is a company incorporated in Florida in 2001 and was merged with Real Time Cars Inc, a construction company incorporated in Nevada in 1999 previously trading on the Pink Sheets as RTCI..

The company SiteWorks Building and Development Co., (Florida) was incorporated to act as a construction and real estate development company , to acquire operating construction companies and income producing real estate. Management believes that by acquiring construction projects which have already been designed and for which permits have been issued, it can bring real estate projects to market quickly without the lengthy approval and permitting process which can take years to complete.

Management will pursue a strategy of:

●	Locating developed projects for sale at reasonable prices for construction and sale
●	Acquiring apartment buildings units to add to the companies asset base
●	Acquiring operating construction companies to achieve a degree of vertical integration.
●	Securing long-term contractual relationships via partnering, with major institutions and governmental agencies on all levels.
●	Building market share in each market entered by making strategic acquisitions of companies successful in specific niche markets.
●	Becoming an efficient producer of high quality construction services.

STRATEGIC PLAN

Main Objectives

The Company's business strategy has been developed to achieve the following objectives:

a) To become a significant acquirer of income producing real estate including but not limited to land, suitable for subdivision and resale, apartment buildings suitable for condo conversions, older buildings suitable for recycling as either commercial or residential projects in Florida and the south and west ultimately.

b) To acquire a significant operating company.

c) Timely completion of all construction projects;

d) To deliver quality construction projects with minimal overruns on cost;

Acquisition of Income Producing Real property and Businesses:

Integral to our growth is the acquisition and subsequent development of real property. We recognize the fact that it is not enough to be simply a provider of construction services for others, but in order to maximize the use of its intellectual and physical capital, the organization must develop projects for its own account. Thus we are actively seeking projects for acquisition and development and have already identified a number of projects suitable for development. These projects include a condo conversion, a land acquisition and subdivision and possible joint ventures with property owners for development.

The ultimate development of these projects is dependant on our ability to secure funding for acquisition cost and working capital.

Acquisition of Operating Company

Our Management has determined the fastest way to accomplish an operating competence in new markets is to acquire a local company skilled in the operations being contemplated. For example we want to enter the housing market in Southern California and so it would be easier for us to acquire a local home builder in the area to build out our project there. Of course there is the added benefit of an acquisition immediately increasing our revenues, adding to our management depth. Consequently we have made the acquisition of other companies in Florida and other markets we are looking at a priority.

Timely Completion of Construction Projects

It is our goal to complete all construction projects we are successful in obtaining in a timely fashion. The time of completion in a construction project is the most important objective to an owner. In any development project, commercial or residential the owner can not realize income form the project until the project is complete . Further delays in completion can often result in additional interest cost and the possibility of litigation from the purchaser for loss income or loss of use. It is therefore essential in every development project or service contract to satisfy the time of completion as it generally translates into the owner loosing money in a direct or indirect fashion if is not completed on time.

In a site-utility project, time of completion is also the most important factor because typically the project disrupts the flow of essential utilities. If the project runs over its completion date too long the owner will be face with significant disruptions of his operations.

To achieve this objective the we plan each project to completion from the bottom up. We enlist any and all participating sub- contractors in the preparation of a realistic schedule and this schedule is reviewed daily by in house personnel and weekly by the entire building team to ensure compliance or if deviations to correct any problems.

Quality Construction

The second most important objective is the quality construction of the development or service construction project. By quality we primarily mean the attention to detail by the parties executing the work. Quality can be ensured by having close supervision of the trades by competent field managers who monitor quality control issues by paying attention to tolerances, attention to fundamental procedures, use of proper methods and materials.

To ensure the construction project is being quality built we first hire quality managers to oversee our projects, and we insist on using qualified subcontractors who have the technical and financial resources to complete the given project. In addition, by the careful selection of materials during the preconstruction phase many quality issues can be addressed. Ongoing quality is assured by regular onsite meetings to review job progress and monitor the quality of the work delivered. Thus an ongoing inspection process is at the centre of our quality control efforts..

MARKETING STRATEGY

We plan to enlist real estate professionals to assist in the location of attractive projects suitable for development. Typically real estate brokers know where the fastest selling areas are and they have access to landowners who may be selling property, but who may choose not to advertise .

The construction industry, to a significant extent turns by referrals or by demonstrated past projects. Further , the ability to secure construction bonds has a direct impact on the company's ability to be considered for the state and municipal projects. We plan to acquire the line of credit necessary for the bonding line , using the proceeds from the offering. However we also market our services by personally contacting commercial and residential landowners to determine what work is available and what our intentions are for the future regarding renovations to our business or residential dwellings.

Note: After reviewing the nature and timing of events and milestones, potential investors should reflect upon whether these achievements, within the estimated time frames, are realistic and should assess the consequences of delays or failure of achievements in making an investment decision.

The material we plan to use in our service business are readily available from Major suppliers in our are including Rinker and Associates for sand, cement and concrete. Aggregate can be supplied by companies such as Palm Beach Aggregate.

We do not anticipate a dependence on one or a few customers.

We do not own any patents, trademarks, franchises or concessions and we are not affiliated with any unions.

In the course of our work as a site development contractor we will need to obtain building permits from the municipalities in which we work. We do not anticipate the need for other governmental approvals as a service contractor. As a developer will normally will not close on the acquisition of a property until we are assured any required approvals are in place.

We do not anticipate having to bear the cost of compliance with any environmental laws since these cost are not usually borne by contractors.

In selecting a suitable business opportunity, management of the Company intends to focus on the potential for future profits and strength of current operating management of the business opportunity. Management believes that the greatest potential lies in real estate development in the sunbelt states and the west coast. Management has identified some opportunities and subject to the company's ability to finance the projects, management intends to pursue real estate acquisition opportunities aggressively in the coming year. Nevertheless, this shall not preclude any other category of business or industry to be investigated and evaluated by the Company as opportunities arise.

The Company will conduct its own investigation to identify a project or business it can acquire. After selecting a potential acquisition candidate, management may prepare a business plan using its general experience and business acumen, or hire consultants to prepare analyses of the business' capital, production, marketing, labor and other related requirements. To date, March 21, 2005 management has conducted some investigations of potential projects and has met with representatives of property owners and a business. There can be no assurance that management of the Company will ever be able to locate a suitable business opportunity interested in reorganizing with the Company or that management has the requisite experience to recognize and understand a business operation that would benefit the Company. In the event that management is able to locate what it considers to be a suitable business opportunity, there can be no assurance that such business will be successful.

INVESTORS IN THE COMPANY ARE CAUTIONED AND SHOULD BE AWARE THAT MANAGEMENT OF THE COMPANY, ACTING IN COMPLIANCE WITH THE BYLAWS OF THE COMPANY AND FLORIDA GENERAL CORPORATION LAW, INTENDS TO STRUCTURE ANY REORGANIZATION WITH AN OPERATING BUSINESS IN A MANNER THAT WILL ALLOW THE BOARD OF DIRECTORS OF THE COMPANY TO APPROVE THE SELECTION OF THE OPERATING BUSINESS AND ALL OF THE TERMS OF THE REORGANIZATION, INCLUDING THE APPOINTMENT OF THE SUCCESSOR OFFICERS AND DIRECTORS, WITHOUT THE NEED OR REQUEST FOR SHAREHOLDER APPROVAL. SEE "RISK FACTORS," BELOW.

In February of 2005 the company entered a purchase agreement to acquire Craco Excavating Company. (see below paragraph entitled "acquisitions") If the Company enters into any agreements, understandings or arrangements , it will file an appropriate amendment to this Statement for purposes of disclosing terms of the transaction. The Company will become subject to the periodic reporting requirements of Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). These requirements will oblige the Company to file with the Commission specified information regarding companies with which the Company may merge or reorganize, including audited financial statements for any acquired companies covering one or two years depending on the relative size of the acquisition. The financial statement requirements imposed by the Exchange Act will necessarily limit the Company's pool of candidates with which it may merge or reorganize to those entities with the proper audited financial statements.

There is no assurance that management can find a suitable prospect, or that it has the requisite experience to recognize and understand a business operation that would benefit the Company.

COMPETITION

Because we face intense competition, an investment in our company is highly speculative.

The real estate development and general construction contracting business, commercial and residential, is characterized by intense and substantial competition. A number of our competitors are well established, substantially larger and have substantially greater market recognition and greater resources. Increased competition by existing and future competitors could materially and adversely affect our profitability. Our success depends building durable structures in a timely fashion.

We will compete with other developers and general construction contractors in the construction industry such as The Scott Robbins Companies, Turner Construction, Bovis, IBEX Construction, In the superstructure specialties our competitors are Solid Foundation, C & H Concrete Construction and many others. Most of our competitors have significantly greater financial, technical, marketing and other resources than we have.

These potential competitors may be able to respond more quickly to new or changing opportunities, equipment requirements and customer requirements than us and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than we do on a tender or in a negotiation for a construction contract.

Numerous large, well-financed firms with large cash reserves are engaged in the acquisition of companies and businesses. The Company expects competition to be intense for available target businesses.

EMPLOYEES

The Company has only two employees at the present time, Carl Nurse, the Company's Chief Executive Officer, and Valerie Gonzalez and does not contemplate hiring anyone until a business is acquired. Mr. Nurse and Ms Gonzalez devote 100% of our time to the Company's affairs.

To deliver the construction projects in house management will subcontract the projects in our entirety.

ACQUISITIONS

On February 15, 2005, the Company executed a purchase agreement for Craco Construction Corp. ("Craco"), a Florida corporation. The agreement indicates that for the sum of 800,000, Siteworks will acquire all outstanding and issued stock of Craco . The terms of the purchase are for the payment of 500,00 in cash and 300,000 payable on 60 equal monthly installments at an annual interest rate of eight ( 8%) percent. Craco will remain a subsidiary of SiteWorks Building and Development Co.,. Prior to the acquisition, Craco was an iactive company with assets of 300,000 and revenues in 2004 of approximately 800,000.00. Its liabilities were approximately 50,000.

During the twelve months ended December 31, 2004 the Company issued 8,000,000 shares as part of the Cork Acquisition; 36,380,000 shares for cash; 519,500,000 shares for subscriptions of stock; 75,000,000 shares for compensation to the officer; and 102,520,000 shares for services rendered.

On August 12, 2004, the Company reverse split its common stock outstanding on a 1 for 2000 basis.

There is no assurance that management can find suitable additional prospects or that it has the requisite experience to recognize and understand a business operation that would benefit the Company.

 DESCRIPTION OF PROPERTY

Through an lease agreement with WR Tax certificates, , the Company's operations are located at 2534 N Miami Ave Miami Florida 33127.. There is a rental charge to the Company for office space of $700.00 per month.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this Registration Statement, there is a thin market for the securities of the Company. The stock is currently traded on the NQB "Pink sheets" and the OTC BB .The symbol is SWKJ. Management believes that the Common Stock of the Company will be thinly traded, if traded at all, until such time as the Company acquires an operating business.

Over the past twelve months ending Dec 31, 2004, the stock (SRKS) has traded in a range from a high of $3.10 to .035 as indicated in a variety of market graphs.:

As of March 30, 2005 the total shares issued and outstanding were as follows:

Recent bid price:	.035
52 week high:	3.10
52 week low:	.004
Outstanding:	7,754,755
Estimated Float:	4,591,279

The high and low bids for the last two years per quarter are as indicated below:

High Bid Low Bid	High Bid Low Bid
2003	2004
1st quarter	4.00	..04	02	02

2nd quarter	2.75	..11	004	..004
..
3rd quarter	2.75	..13	25	25

4th quarter	..59	..03	..30	..25

The Company has not paid any cash dividends since its inception and does not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of the Company's business.

 The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. Quotations prior to January 1, 2005 have been adjusted to reflect the one-for-2000 reverse split of our outstanding common stock effective August 2004. Holders of Record

As of the date of this statement , there were 756 record holders of the Company's Common Stock.

 Dividend Policy SiteWorks has not paid dividends on its common stock within the last two fiscal years or the subsequent interim period. We currently intend to retain all earnings to fund our operations and do not intend to pay any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

       On February 9, 2005 our Board of Directors adopted the SiteWorks Building & Development Co., Employee and Consultant Incentive Plan for the purposes of attracting and retaining able persons and providing incentives and reward opportunities to employees, advisors, outside directors and consultants through the ownership and performance of our common stock. The Incentive Plan was approved by our shareholders on March 30, 2005.

       We have reserved 10,000,000 shares of common stock for issuance upon the exercise of options granted under the Incentive Plan. As of March 30,2005 no shares have been awarded under this plan.

       The Incentive Plan provides for the discretionary grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, to employees, and for the grant of nonqualified stock options, stock appreciation rights, dividend equivalents, restricted stock and other incentive awards to employees, outside directors and consultants.

       The Compensation Committee of our Board of Directors administers the Incentive Plan and thereby has the power to determine the terms of the options or other awards granted, including the exercise price of the options or other awards, the number of shares subject to each option or other award, the exercisability thereof and the form of consideration payable upon exercise. In addition, the Compensation Committee has the authority to amend, suspend or terminate the Long Term Incentive Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the Incentive Plan without the consent of the holder.

       The exercise price of all stock options granted under the Incentive Plan shall not be less than 100% of the fair market value of the common stock on the date of grant. The term of all options granted under the Incentive Plan may not exceed ten years. Each option and other award are exercisable during the lifetime of the optionee only by such optionee. Options granted under the Incentive Plan must generally be exercised within 90 days after the end of optionee's status as an employee, director or consultant, or within one year after such optionee's termination by disability or death, respectively, but in no event later than the expiration of the option's term.

        The Incentive Plan provides that in the event of certain corporate transactions, the Compensation Committee may accelerate the vesting of outstanding options, cancel the outstanding options and pay qualified participants, adjust outstanding options and other awards pursuant to the terms of the corporate transaction, or provide a substitute option or award issued by the acquiring entity. Corporate transactions include: (1) a merger or consolidation in which SiteWorks is not the surviving entity or it survives only as a subsidiary of another unrelated entity, (2) a transfer of ownership of more than 50% of our voting stock occurs, or (3) the sale, lease, transfer or other disposition of all or substantially all of our assets. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONbAND RESULTS OF OPERATIONS Company Background SiteWorks's principal business is the acquisition, and development of building services properties in the continental United States and overseas.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF CERTAIN RELEVANT FACTORS

On May, 1999 Automated, Inc. of Florida\ merged with Automated, Barbados and the assets that existed prior to the merger were sold to Automated of Florida for assumption of liabilities. In November of 2001 Automated Florida entered a sale agreement with RTCI whereby the assets of Automated Barbados were subsequently repurchased by Carl Nurse pursuant to the aborted sale to RTCI. The sale of Automated Florida, now renamed SiteWorks Building and Development Co.,. of Florida to RTCI was never successfully concluded (RTCI failed to pay the full price for control of the company) and on March 13, 2002 RTCI was merged in to SiteWorks Building and Development Co., of Florida .In September of 2002 a default judgement awarding control of RTCI (Automated Florida) was secured in Nassau County court in favor of Carl Nurse and against RTCI. C Michael Nurse is currently the majority shareholder of Automated (now SiteWorks), Inc (Barbados).

On September 29th, 2003 SiteWorks acquired all the outstanding stock of Cork Acquisition Corp, a Delaware fully reporting company in exchange for 10% of the outstanding shares of SiteWorks. Documents of merger were subsequently filed in Delaware and in Florida formalizing the merger with Cork , with SiteWorks the surviving Corporation.

On Feb 15, 2005 SiteWorks executed a purchase agreement for all the issued and outstanding shares of Craco Contracting Corp, a Florida site and excavating company. The purchase price is $800,000, payable as follows: 500,000 in cash and 300,000 in a note payable over 60 months at 8% interest per annum.

The Company requires cash for acquisitions of income real estate and operating construction companies.

We have received a going concern opinion from our auditors because we have not earned a profit from our operation. Our deficit is $4,101,150 as of December 31, 2004. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

SELECTED FINANCIAL INFORMATION

The following table presents summary historical consolidated financial information from inception to the period ended of December 31, 2004 and certain balance sheet information. The financial information disclosed is for the period of August 8, 20021 to December 31 2004. The Selected Financial Information should be read in conjunction with the consolidated Financial Statements and the Notes thereto appearing in this Prospectus.

SITEWORKS BUILDING AND DEVELOPMENT CO.,

Summary of Consolidated Statement of Operations

				8-Aug-01
				(Inception)
				to
	2004	2003	2002	31-Dec-04

SALES	$$220,000	13,355		$233,355

COST OF SALES	105,900	(9,846)		(115,746)

GROSS PROFIT	114,100	3,509		117,609
NET LOSS PER BASIC AND DILUTED SHARES	$(0.73)	(14,219.42)	(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	4,156,422	185	907,097

*shares outstanding are as of Dec 31.

Summary of Consolidated Balance Sheet

	2004	2003	2002

TOTAL ASSETS	$31,864	$ 133,283	1,503

Total Liabilities	43,295	186,606	29,047

STOCKHOLDERS' (DEFICIT)

Total Stockholders' (Deficit)	(11,431)	(53,323)	(27,544)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$31,864	$ 133,283	1,503

Overview

From the date of our incorporation on August 8, 2001 until January 31, 2005, we have been a development-stage company that had limited revenues. Our operating activities during this period consisted primarily of buying and reselling a single lot. Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of Integral Inc incurred to establish our subsidiary.

22

Our operating expenses are classified into four categories:

       o Cost of Sales;

       o Contracting services;

       o Professional fees;

       o Administrative expenses; and

       o Income taxes

Cost of Sales consists primarily of those expenditures incurred to pay the for the property acquired or deposits made on property and sub-trades or sub-contractors our fees.

Contracting services consists primarily of those expenditures to pay for general contracting services to Integral Inc.

Professional fees consists primarily of the accounting and legal expenses to complete the audit. Consultants who have performed certain investor relation functions and fundraising.

Administrative expenses consist primarily of costs to incorporate and general expenses, cost of a full time accountant and Administrative manager..

Income taxes are those expenses paid as required by the Revenue authorities in the jurisdictions the company operates.

Our prospects must be considered in light of the risks, expenses and difficulties frequently experienced by companies in early stages of development.

Results of operations

We have lost $4, 101,150 from our date of inception thru Dec 31, 2004..

We anticipate that our cost of sales will decrease on a percentage basis compared to revenue if we get more lucrative construction projects and increase our revenue price to the landowner. It is our goal to manage this cost to a level of 75% to 80% in the next fiscal year. In order to capture development and construction projects to date we have quoted construction prices on projects to be under the market to obtain the projects that allows us to acquire the volume we require to cover our overhead and produce a profit..

We anticipate that our contracting services will increase our revenues from current levels to approximately 800,000 to 3,000,000 . It is our goal to reduce this cost of contracting to 10% from of revenue in the next fiscal year.

We anticipate that our professional fees ($56,729) will increase because of the costs to be incurred in going public including audit and legal fees. It is our goal to keep these costs at $60,000 for the next fiscal year.

We anticipate that our administrative expenses ($41,768) will increase as we add staff to manage projects in the next fiscal year because we anticipate these expenses becoming significant in operating our company.

We anticipate that our income taxes will be negligible for this year and the next fiscal year because our company is just starting business and has incurred a loss to date therefore not attracting tax and we expect the next fiscal year to be better but still not having to pay much in tax due to the losses from this year carrying forward.

Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in the construction industry. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we have successfully bought and sold one lot, we cannot assure you that our revenues will increase or that we will become profitable in the future.

Plan of Operations

During the next twelve months, we intend to continue our business locating and acquiring property on which we have a reasonable expectation residential or commercial construction projects can be developed and by bidding on tenders or negotiating contracts as the landowners contact us to perform construction on our projects. Our company has two full time employees and our subsidiary currently has one part time employee. In addition we expect our cash requirement for the operations of our business to be financed through the cash flow from our operation and the money raised from our private offering. We expect to have to raise additional funds in the next 12 months.

Liquidity and Capital Resources

Since the date of our incorporation, we have raised an aggregate of $460,765 These monies were raised from private offerings pursuant to various exemptions promulgated under Regulation D . The remainder of our capital resources will be earned from the operations of the business. We anticipate that the company will be profitable in the coming year of operation and earn the necessary money to continue the operation.

Our operating activities have provided cash resources of approximately $238,000 from August 1, 2001 (inception) to the six month period ending December 31, 2004. Our positive operating cash flow resulted principally from the sale of the Jupiter property .

We had investing activity for the three month period ended March 31, 2005. We did raise $25,000 through March 2005 from our two private placements offerings done pursuant to exemptions allowed under Regulation D Rule .

At December 31, 2004 we had cash and cash equivalents of $5,222. This cash combined with the monies raised from offerings of $460,765 from inception thru December 31, 2004 and our operating revenue will not provide sufficient cash and cash equivalents to fund our operations for the next 12 months.

If cash generated from operations, our offerings and present cash is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Additional funding may not be available on favorable terms or at all. In addition, although there are no present understandings, commitments, or agreements with respect to any acquisition of other businesses we may, from time to time, evaluate potential acquisitions of other construction businesses to enhance our business. In order to consummate potential acquisitions, we may issue additional securities or need additional equity or debt financing and any such financing may be dilutive to existing investors.

A lack of sufficient working capital may prevent the Company from realizing its objectives. Until the Company receives additional funding, it will be unable to grow at its projected rate.

The strategic approach to growth and income by the Company is not unique and there are several companies engaged in similar strategy of growth by acquisition. The Company will be competing against larger and better-capitalized entities. However the company is intent on pursuing the low cost sector in Hotels and intends to concentrate in well-traveled secondary markets for its Hotel acquisitions. The company intends to seek distressed income properties with minimum internally defined characteristics and develop these properties into solid earning properties by upgrading the physical plant and installing competent management. The use of the careful project selection and evaluation tools, management feels to be demonstrably superior project selection attention to quality improvements, function and automating basic maintenance and operations should allow the Company's services to be effectively marketed against the competition at the currently established price points, while maintaining a good profit margin.

 OFF-BALANCE SHEET ARRANGEMENTS We are not a party to any off balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Not applicable.

MANAGEMENT'S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING.

Our management's report on our internal control over financial reporting (as defined in Rule 13a-15(f) or Rule 15d-15(f) under the Exchange Act) states It is management's responsibility for establishing and maintaining adequate internal control over financial reporting for the our company;

Our Management evaluates the effectiveness of the our internal control over financial reporting as required by paragraph (c) of Rule 13a-15 or Rule 15d-15 under the Exchange Act as it :

a)     Pertains to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer;

b)      Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and

c)     Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the issuer's assets that could have a material effect on the financial statements

Management's assessment of the effectiveness of the our internal control over financial reporting as of the end of the our most recent fiscal year is that sufficient controls are in place to assure fair and accurate reporting of financial information.

Internal control over financial reporting is effective. We have not been made aware of any of any material weakness in the our internal control over financial reporting identified by management. The registered public accounting firm that audited the financial statements included in the annual report containing the disclosure required by this Item has issued an attestation report on management's assessment of the our internal control over financial reporting.

The registered public accounting firm's attestation report on management's assessment of the our internal control over financial reporting in the our annual report containing the disclosure required by this Item is noted in the attached financial statements.

There has been no changes in the our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Rule 13a-15 or Rule 15d-15 under the Exchange Act that occurred during our last fiscal quarter (the our fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the our internal control over financial reporting. Controls and Procedures;

Our principal and executive and or principal financial officers believe we have adequate financial controls in place which are effective in maintaining the integrity of our financial information.

AUDIT COMMITTEE REPORT

  The audit committee has found the following:
     1. The audit committee has reviewed and discussed the audited  financial statements with management;
     2. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;
     3. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence  Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented and has discussed with the independent accountant the independent accountant's independence; and
     4. Based on the review and discussions referred to in paragraphs (a)(1) through (a)(3) of this Item, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

The current Board of Directors, Carl M Nurse and Beverly Callender served as the audit committee .

DETERMINATION OF OFFERING PRICE

The offering price of the 30,000,000 common shares being offered has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.

Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The following graph illustrates SiteWorks share price over the last two years.

SWKJ -- SiteWorks Building and Development Co.,.

Com ($0.001)

 MANAGEMENT

Set forth below are the directors and officers of the Company.

NAME	AGE	POSITION

C M Nurse	50	Chairman of the Board, Chief Executive
		Officer and Chief Financial Officer
Beverly Callender	49	Secretary and Director

Mr. Nurse founded the Company in August 2001 and has served as Chairman of the Board, Chief Executive Officer and Chief Financial Officer since inception. Mr. Nurse has been Chief Executive Officer of Automated Management Resources.

C. Michael Nurse, President (age: 50), has 25 years of varied experience in all phases of construction and construction management including design, development, construction, administration, marketing, and sales accounting. Mr. Nurse has had over fifteen years management experience in the management construction companies at various levels ranging from scheduling of construction activities through operations and strategic management of the companies. A graduate Engineer from Farleigh Dickenson University, Teaneck, New Jersey, Mr. Nurse has had specialized training in a number of relevant areas including: Labor relations, Production Management, Quality Control, Sales and Marketing. Mr. Nurse has held positions of Project Engineer, Scheduling Technician, project manager, Construction manager, Vice president and Chief Executive officer. Companies worked with included Titian Realty & Construction of New York, Pullman Kellogg of Texas, a builder of power plants and Walsh Construction of Connecticut, a division of Hydroelectric Plant builder Guy F Atkinson.

Beverly Callender, Director, is a 49 yrs old, is a banker by profession. She holds an MBA and has over twenty five years banking experience in all departments. She has worked done loan workouts, managed mortgage departments, started the credit card departments at a number of financial institutions in the West Indies.

Each director holds office until his successor is elected and qualified or until his earlier resignation in the manner provided in the Bylaws of the Company.

The entire board of directors acts as the audit committee as specified in section 3 (a)(58)(B) of the Exchange Act (15U>S.C 78c(a)(58)(B).

 EXECUTIVE COMPENSATION

CASH COMPENSATION OF EXECUTIVE OFFICERS.

The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended December 31, 2004, 2003 and 2002

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION
COMMON
SHARES
						UNDERLYING	ALL
				OTHER	RESTRICTED	OPTIONS	OTHER
				ANNUAL	STOCK	GRANTED	COMPEN-
NAME AND POSITION	YEAR	SALARY	BONUS	COMPENSATION	AWARDS ($)	(# SHARES)	SATION
C Michael Nurse, CEO(1)	2004	$-0-	-0-	-0-	-719,131-	-3,043,476-	-0-
	2003	-0-	-0-	-0-	-456,750-	-0-	-0-
	2002	-0-	-0-	-0-	-0-	-0-	-0-

Beverly Callender, Sec'ty(1)	2003	$-0-	-0-	-0-	-0-	-0-	-0-
	2002	$-0-	-0-	-0-	-0-	-0-	-0-
	2001	-0-	-0-	-0-	-0-	-0-	-0-

(1) The Company has paid its executive officers minimal cash remuneration since inception to date nor does it intend to until such time as the Company acquires an operating business. Shares issued in lieu of cash compensation

OPTION/SAR GRANTS IN LAST FISCAL YEAR
INDIVIDUAL GRANTS
NUMBER OF SECURITIES
	UNDERLYING	% OF TOTAL OPTIONS/SARS	EXERCISE OR
	OPTIONS/SARS	GRANTED TO EMPLOYEES IN	BASE PRICE
NAME	GRANTED (#)	FISCAL YEAR	($/SH)	EXPIRATION DATE
None.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES
NUMBER OF
			SECURITIES	VALUE OF
			UNDERLYING	UNEXERCISED
			UNEXERCISED	IN-THE-MONEY
			OPTIONS (SARS	OPTIONS (SARS
	SHARES		AT FY-END (#)	AT FY-END($)
	ACQUIRED	VALUE	EXERCISABLE/	EXERCISABLE/
NAME	ON EXERCISE	RECEIVED	UNEXERCISABLE	UNEXERCISABLE
None.

COMPENSATION OF DIRECTORS. The Company provides no or minimal cash compensation to its directors and does not intend to until such time, if ever, as the Company acquires an operating business.

Employment Agreements

We have an employment agreement with our founder and President which indicates he will be paid 150,000 plus certain expenses when the company achieves sales of 4,000,000 per annum and 250,000 when sales reach 10,000,000 per annum.(see attached exhibit)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Under Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting or investment power over such security. The following are the shareholdings of SiteWorks's directors and any stockholders who are known by SiteWorks to own beneficially more than 5% of any class of its voting s

       The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock as of the date of this Registration Statement by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock, (ii) each of the Company's directors and executive officers and (iii) all directors and executive officers as a group.

NAME AND ADDRESS	NUMBER OF SHARES	PERCENTAGE OWNED

Carl Nurse (1)	3,043,476	56.00%

All officers and directors
as a group(2)	3,043,476	56.00

--------------------

(1) Restricted Founder l shares issued to Mr. Nurse in lieu of cash compensation shares of as of Dec 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The Company has entered into a contract with Carl Nurse wherein on reaching certain sales targets, Mr. Nurse will receive incentive base compensation. The company will not enter into any other transactions with any officer, director or controlling shareholder of the Company until such time, if ever, as the Company acquires an operating business. At such time, it is expected that the Company will experience a change in control, including a complete change in the Board of Directors and management of the Company.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions: Our executive officers must exhibit the following behavior:

1)  Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships:

2)  Full fair and accurate timely and understandable disclosure in reports and documents that we file with or submit to the Commission and in other public communications made by us;

3)  Compliance with applicable governmental laws rules and regulations;

4)  The prompt internal reporting of violations of the code to an appropriate person identified in the code and
5)  accountability for adherence to the code.

We will file with the Commission a copy of our code of ethics that applies to our principal executive officer, principal financial officer or controller, or persons performing similar functions as an exhibit it our annual report and we will post the text of such code on our internet website and disclose in our annual report our internet address and that we have posted a copy of our code of ethics on our website.

We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date there have been no related party transactions between us and a third party other than contracting services paid to Integral Inc.

DESCRIPTION OF SECURITIES BEING REGISTERED

COMMON STOCK

For the year ended December 31, 2004, the Company issued 8,000,000 shares of common stock pre-stock split and 4,000 shares of common stock post-stock split as part of the Cork Acquisition; 36,380,000 shares of common stock pre-stock split and 18,190 shares of common stock post-stock split for cash; 520,300,000 shares of common stock pre-stock split and 1,059,750 shares of common stock post-stock split for subscriptions of stock; 597,000,000 shares of common stock pre-stock split and 3,004,595 shares of common stock post-stock split (which includes 2,972,095 shares of common stock which converted 19,813,967 shares of preferred stock) for compensation to the officer; and 102,520,000 shares of common stock pre-stock split and 51,260 shares of common stock post-stock split for services rendered.

There are no options or warrants outstanding as of December 31, 2004 and 2003, and no options or warrants have been granted to date.

Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Certificate of Incorporation, and certain mergers and reorganizations), in which cases Florida law and the Company's Bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of Common Stock have no preemptive, conversion, subscription or cumulative voting rights.

Our common shares are considered to be penny stock and subject to the "penny stock" rules, which may adversely affect the liquidity of our common shares.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions. Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks. The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

(i)	obtain financial information and investment experience and objectives of the person; and
(ii)

make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form:

(iii)	sets forth the basis on which the broker or dealer made the suitability determination; and
(iv)

that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

PREFERRED STOCK

The Company is authorized to issue 20,000,000 shares of $1.00 par value convertible Series A voting preferred stock , 20,000,000 shares of Series B non voting common stock.("Preferred Stock"). Any series of The Convertible Preferred Stock may be issued from time to time in one or more series, and the Board of Directors, without action by the holders of the Common Stock, may fix or alter the voting rights, redemption provisions, (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights preferences, privileges and restrictions of any wholly unissued series of Preferred Stock. The Board of Directors, without stockholder approval, can issue shares of Preferred Stock with rights that could adversely affect the rights of the holders of Common Stock. 100,000 shares of "A" series of Preferred Stock presently are outstanding (convertible at 300 to 1). The issuance of shares of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company or other corporate action.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Articles of Incorporation and Bylaws of the Corporation provide for the Indemnification of Directors, Officers, Employees, and Agents to the fullest extent permitted by The Laws of the State of Florida. The Business Corporation Act contains provisions entitling directors and officers of the Corporation to Indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including Attorney's Fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a Director or Officer of the Corporation, provided said Officers or Directors acted in good faith. In so far as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the Corporation of expenses incurred or paid by a Director, Officer, or Controlling Person of the Corporation, in the successful defense of Any Action, Suit, or Proceeding) is asserted by such Director, Officer, or Controlling Person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Court, or Agreed Arbitration Venue, of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CERTIFICATE OF INCORPORATION

The Company's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. The Company's Bylaws also contain a provision for the indemnification of the Company's directors (see "Indemnification of Directors and Officers - Bylaws" below).

BYLAWS

The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

AUTHORIZATION FOR INDEMNIFICATION.

The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

ADVANCE OF EXPENSES.

Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

INSURANCE.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

NON-EXCLUSIVITY.

The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

INDEMNITY AGREEMENTS

The Company's Bylaws provide that the Company may indemnify directors, officers, employees or agents to the fullest extent permitted by law and the Company has agreed to provide such indemnification to its directors, C Michael Nurse and Beverly Callender pursuant to written indemnity agreements.

Our articles of incorporation limit the personal liability of SiteWorks's officers and directors for monetary damages for breach of our fiduciary duty as directors, except for liability that cannot be eliminated under the Florida Statutes (the "FS"). Our bylaws also provide for SiteWorks to indemnify directors and officers to the fullest extent permitted by the Florida Statutes. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors or officers.

       Under Florida law, a corporation may indemnify a director or officer if (i) he or she is not liable pursuant to Section 607 of the Florida General Corporation Law for breaching fiduciary duties as an officer or director or where breach of duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

       The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SiteWorks pursuant to our articles of incorporation, bylaws, the Florida Revised Statutes, or otherwise, SiteWorks has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We and any of our respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of our shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. We may use any one or more of the following methods when selling shares:

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
an exchange distribution in accordance with the rules of the applicable exchange;
privately-negotiated transactions;

short sales that are not violations of the laws and regulations of any state or the United States;
broker-dealers may agree with We to sell a specified number of such shares at a stipulated price per share;
through the writing of options on the shares or a combination of any such methods of sale; and
any other method permitted pursuant to applicable law.

       We may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. We shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

       We may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

       We or our respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or our customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from We and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for our own account and at our own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, We. We and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

       We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to We, but excluding brokerage commissions or underwriter discounts.

       We, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

       We may pledge our shares to our brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. We and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, We or any other such person. In the event that We are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then We will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

       We have agreed to indemnify any agents , or our transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments We or our respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

       If we are notified that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between We and the broker-dealer.

SELLING STOCKHOLDERS

None

LEGAL MATTERS

There are no pending legal proceedings to which the Company is a party or to which the property interests of the Company are subject.

EXPERTS

We have not hired any experts on a contingent basis in relation to this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http;//www,sec,gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the

SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar

The registrar and transfer agent for our common share is Integrity Stock Transfer. Its address is 2920 N Green Valley Parkway, Bld 5,, Suite 527 Henderson Nevada, NV, 89014 and its telephone number at this location is (702) 317 7757.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various estimated expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Filing Fee	$284.00
Accounting and Audit Fees	$6,000.00
Legal Fees and Expense	$10,000.00
Printing and Engraving Expenses (inc .EDGAR service)	$1,000.00

UNDERTAKINGS

(1) The undersigned Registrant hereby undertakes to:

(2) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

       (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;; and

       (iii)Include any additional changed material information on the plan of distribution.

(3) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering thereof.

(4) File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

(5) Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudicationof such issue.

We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form 10 SB and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami Florida USA on March 30, 2005.

SITEWORKS BUILDING AND DEVELOPMENT CO.

SIGNATURE	TITLE

/s/ C Michael Nurse	President and Director
Mr. C Michael Nurse

SITEWORKS BUILDING AND DEVELOPMENT CO., AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE(S)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2004 and 2003	F-3

Statements of Operations for the Years Ended
December 31, 2004 and 2003 with Cumulative Totals Since Inception	F-4

Statements of Changes in Stockholder's Equity (Deficit) for the
Periods from August 8, 2001 (Inception) through December 31, 2004	F-5

Statements of Cash Flows for the Years Ended
December 31, 2004 and 2003 with Cumulative Totals Since Inception	F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders' of
SiteWorks Building and Development Co.,.
Miami, FL

We have audited the accompanying consolidated balance sheets of SiteWorks Building and Development Co.,. and Subsidiary (the "Company"), a development stage company, as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended with cumulative totals since the Company's inception. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the Company has recurring operating deficits and cash flow concerns that lead to doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SiteWorks Building and Development Co.,. and Subsidiary as of December 31, 2004 and 2003, and the results of its statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended and cumulative totals since the Company's inception in conformity with accounting principles generally accepted in the United States of America.

BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Gibbsboro, New Jersey

March 10, 2005

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET

ASSETS
		Restated
	2004	2003

Cash and cash equivalents	$ 5,224	$ 92
Accounts receivable	-	2,700
Inventory	-	105,000
Property and equipment, net	25,440	24,291
Deposits	1,200	1,200

TOTAL ASSETS	$ 31,864	$ 133,283

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

Accounts payable and accrued expenses	$ 13,829	$ 19,151
Payroll payable	7,805	-
Due to officer/stockholder	-	5,246
Note payable - related party	12,000	150,000
Current portion of note payable - vehicle	3,589	3,573

Total Current Liabilities	37,223	177,970

Note payable - vehicle, net of current portion	6,072	8,636

Total Liabilities	43,295	186,606

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock Series A , $1.00 par value, 20,000,000 and 0 shares authorized
and 0 shares issued and outstanding	-	-
Common Stock Series B , $1.00 par value, 20,000,000 and 0 shares authorized
And 0 shares issued and outstanding	-	-
Preferred stock, $.01 par value, 0 and 1,000,000 shares authorized
And 0 shares issued and outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized;
4,156,342 and 18,547 shares issued and outstanding at
December 31, 2004 and 2003, respectively	4,156	19
Subscription receivable	(1,294,100)	(172,500)
Additional paid-in capital	5,405,514	2,787,866
Deficit accumulated during the development stage	(4,127,001)	(2,668,708)

Total Stockholders' Equity (Deficit)	(11,431)	(53,323)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 31,864	$ 133,283

The accompanying notes are an integral part of the consolidated financial statements

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

			August 8, 2001
			(Inception)
			to
	2004	2003	December 31, 2004

SALES	$ 220,000	$ 13,355	$ 233,355

COST OF SALES	(105,900)	(9,846)	(115,746)

GROSS PROFIT	114,100	3,509	117,609

OPERATING EXPENSES
Officers' compensation	719,131	456,750	1,175,881
General and administration	602,360	2,102,360	2,737,425
Depreciation	5,693	5,645	11,498

Total Operating Expenses	1,327,184	2,564,755	3,924,804

LOSS BEFORE OTHER INCOME (EXPENSE)	(1,213,084)	(2,561,246)	(3,807,195)

OTHER INCOME (EXPENSE)
Impairment of goodwill	(240,000)	(60,000)	(300,000)
Interest expense	(5,209)	(9,347)	(14,556)
Total Other Income (Expense)	(245,209)	(69,347)	(314,556)

NET LOSS APPLICABLE TO COMMON SHARES	$(1,458,293)	$ (2,630,593)	$ (4,121,751)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.74)	$ (14,219.42)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	1,965,859	185

The accompanying notes are an integral part of the consolidated financial statements

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD AUGUST 8, 2001 (INCEPTION) THROUGH DECEMBER 31, 2004

							Restated
							Deficit
							Accumulated
					Stock	Additional	During The
	Preferred Stock		Common Stock		Subscription	Paid-In	Development
	Shares	Amount	Shares	Amount	Receivable	Capital	Stage	Total

Balance, August 8, 2001 (inception)	-	$ -	-	$ -	$ -	$ -	$ -	$ -

No activity - 2001	-	-	-	-	-	-	-	-

Balance, December 31, 2001	-	-	-	-	-	-	-	-

Shares issued in connection with RTCI transaction	-	-	1	-	-	5,250	(5,250)	-

Shares issued for services	-	-	-	-	-	5,321	-	5,321

Net loss for the year ended December 31, 2002	-	-	-	-	-	-	(32,865)	(32,865)

Balance, December 31, 2002	-	-	1	-	-	10,571	(38,115)	(27,544)

Shares issued for services	-	-	130	-	-	1,437,549	-	1,437,549

Shares issued for cash	-	-	670	1	-	133,029	-	133,030

Shares issued for services	-	-	16,237	16	-	974,219	-	974,235

Shares subscribed	-	-	2,875	3	(172,500)	172,497	-	-

Shares issued in acquisition of Cork	-	-	1,000	1	-	59,999	-	60,000

Shares retired	-	-	(2,366)	(2)	-	2	-	-

Net loss for the year ended December 31, 2003	-	-	-	-	-	-	(2,630,593)	(2,630,593)

Balance, December 31, 2003	-	-	18,547	19	(172,500)	2,787,866	(2,668,708)	(53,323)

Shares issued for services	-	-	51,260	51	-	335,399	-	335,450

Shares issued for cash	-	-	18,190	18	-	155,217	-	155,235

Shares issued for compensation	-	-	32,500	32	-	398,828	-	398,860

Shares issued for compensation	19,813,967	198,140	-	-	-	-	-	198,140

Conversion of preferred shares into common shares	(19,813,967)	(198,140)	2,972,095	2,972	-	195,168	-	-

Shares subscribed	-	-	1,059,750	1,060	(1,121,600)	1,293,040	-	172,500

Shares issued in acquisition of Cork	-	-	4,000	4	-	239,996	-	240,000

Net loss for the year ended December 31, 2004	-	-	-	-	-	-	(1,458,293)	(1,458,293)

Balance, December 31, 2004	-	$ -	4,156,342	$ 4,156	$ (1,294,100)	$ 5,405,514	$ (4,127,001)	$ (11,431)

The accompanying notes are an integral part of the consolidated financial statements

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(WITH CUMULATIVE TOTALS SINCE INCEPTION)

			August 8, 2001
			(Inception)
			to
	2004	2003	December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,458,293)	$ (2,630,593)	$ (4,121,751)
Adjustments to reconcile net loss to net cash
(used in) operating activities

Depreciation and amortization	5,693	5,645	11,498
Impairment of goodwill	240,000	60,000	300,000
Stock issued for services	932,450	2,411,784	3,349,555

Changes in assets and liabilities
(Increase) in accounts receivable	2,700	(2,700)	-
(Increase) in inventory	105,000	(105,000)	-
(Increase) in deposits	-	(1,200)	(1,200)
Increase in accounts payable and other liabilities	2,483	19,151	21,634
Total adjustments	1,288,326	2,387,680	3,681,487

Net cash (used in) operating activities	(169,967)	(242,913)	(440,264)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(6,842)	(28,498)	(36,938)

Net cash (used in) investing activities	(6,842)	(28,498)	(36,938)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from note payable - related party	(138,000)	150,000	12,000
Proceeds from note payable - vehicle	-	14,294	14,294
Payments on notes payable - vehicle	(2,548)	(2,085)	(4,633)
Increase (decrease) in amounts due officer/stockholder	(5,246)	(23,801)	-
Proceeds from the sale of common stock	327,735	133,030	460,765

Net cash provided by financing activities	181,941	271,438	482,426

NET INCREASE IN
CASH AND CASH EQUIVALENTS	5,132	27	5,224

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	92	65	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 5,224	$ 92	$ 5,224

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for interest	$ 5,209	$ 1,407	$ 6,616

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
Common stock issued for services and acquisitions	$ 932,450	$ 2,411,784	$ 3,349,555

Common shares issued in acquisition of Cork Acquisition	$ 240,000	$ 60,000	$ 300,000

The accompanying notes are an integral part of the consolidated financial statements

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 1 -      ORGANIZATION AND BASIS OF PRESENTATION

SiteWorks Building and Development Co.,. (the "Company"), was incorporated in the State of Florida on August 8, 2001.

On March 13, 2002, the Company merged with Real Time Cars, Inc., a Nevada corporation ("RTCI") resulting in the Company existing as the surviving company. The shareholders of RTCI received one share of the Company's common stock in exchange for each share of common stock owned in RTCI. The merger with RTCI occurred as a result of the termination of an acquisition agreement between RTCI and Automated Management Resources, Ltd. ("AMR"), a Nevada corporation that was controlled by the Company's management and founding stockholders. AMR was incorporated on April 6, 1999 and was engaged in a similar business as the Company through its wholly-owned subsidiary, Automated Management resources, Ltd., a Barbados company ("AMR Barbados"). On November 21, 2000, AMR entered into a stock exchange transaction with RTCI, whereby RTCI acquired all of the common stock of AMR and agreed to pay a finders' fee of $200,000 to the President of AMR, and subsequently continued as the surviving corporation changing its name to Real Time Cars, Inc. RTCI defaulted on the finders' fee payment resulting in termination of the stock exchange agreement and merger with the Company on March 13, 2002.

The Company was incorporated to act as a construction and real estate development company, to acquire operating construction companies, and income producing real estate. The Company's focus is on acquiring construction projects which have already been designed and for which permits have been issued.

On September 29, 2003, the Company acquired Cork Acquisition Corp., a Delaware corporation ("Cork") for 2,000,000 shares of its common stock for all of the common stock of Cork. Prior to the merger, Cork was an inactive company that had no assets or liabilities.

For accounting purposes, the transaction was been accounted for as a purchase. Accordingly, the Company will be treated as the continuing entity for accounting purposes. The $60,000 recognized as goodwill in the Cork transaction has been impaired by Management in 2003. The remaining $240,000 has been impaired by Management in 2004.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             Development Stage Company

The Company has devoted substantially all of its time to searching for construction and real estate projects to acquire and develop. The Company has no revenues and very limited operations. In accordance with Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises", the Company has presented their financial statements as a development stage company, reflecting the cumulative totals since their inception, despite the one sale that took place in 2004. They currently own no other properties under development..

             Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

             Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             Revenue and Cost Recognition

The Company has marginal revenue and is in the development stage.

The Company's policy is to recognize revenue under the accrual method of accounting when the services are rendered rather than when cash is collected for the services provided. Revenue earned in 2003 related to consulting on general contractor services. The 2004 revenue was recognized upon the sale of a plot of land they were developing.

Cost is recorded on the accrual basis as well, when the services are incurred rather than paid for.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

             Fixed Assets

Fixed assets are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful life of the assets.

Furniture and fixtures	7 Years
Office equipment and vehicles	5 Years

             Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

             Advertising

Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs for the years ended December 31, 2004 and 2003, are included in the consolidated statements of operations.

             Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             Start-up Costs

In accordance with Statement of Position 98-5, "Accounting for Start-up Costs", the Company has expensed all of their costs relating to the start-up in the period in which those costs related to.

             (Loss) Per Share of Common Stock

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	December 31,	December 31,
	2004	2003

Net Loss	($1,458,293)	($2,630,593)

Weighted-average common shares
outstanding (Basic)	1,965,859	185

Weighted-average common stock
equivalents:
Stock options and warrants	-	-

Weighted-average common shares
outstanding (Diluted)	1,965,859	185

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS because inclusion would have been antidilutive.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             Reclassifications

Certain amounts for the year ended December 31, 2003 have been reclassified to conform to the presentation of the December 31, 2004 amounts. The reclassifications have no effect on net loss for the year ended December 31, 2003.

             Recent Accounting Pronouncements

In September 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, the pooling of interests method of accounting for business combinations are no longer allowed, and goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company adopted these new standards effective 2002. The Company impaired the $60,000 in the Cork acquisition during 2003.

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             Recent Accounting Pronouncements (Continued)

In June 2003, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not impact on the Company's results of operations or financial position.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             Recent Accounting Pronouncements (Continued)

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51". FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not impact on the Company' results of operations or financial position.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 3-     INVENTORY

The Company on July 31, 2003, purchased an undeveloped parcel of land in Jupiter, Florida in the amount of $105,000. The Company has recorded this asset as inventory and this amount is stated at cost which includes specifically identifiable costs. The Company held this property until September 28, 2004, which at that time was sold. There were no additional costs capitalized with respect to this undeveloped parcel of land.

NOTE 4-     PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2004 and 2003:

	2004	2003

Furniture, fixtures and equipment	$16,144	$9,302
Vehicle	20,794	20,794
	36,938	30,096
Less: accumulated depreciation	(11,498)	(5,805)

Net book value	$25,440	$24,291

Depreciation expense for the years ended December 31, 2004 and 2003 was $5,693 and $5,645, respectively.

NOTE 5-     NOTES PAYABLE- RELATED PARTY

The Company had a construction bridge loan and note payable in the amount of $150,000 due to a related party. The note required a balloon payment of principal and interest at a rate of 12% due on July 23, 2004. The note was collateralized by land and 150,000 shares of the Company's common stock. Interest expense in 2004 and 2003 was $5,209 and $1,407, respectively. The Company paid back $123,000 in February and March 2004, and reclassified the remaining $27,000 to another individual who assumed the note payable, which was subsequently paid off. At December 31, 2004 this balance was paid off.

NOTE 6-     NOTES PAYABLE- VEHICLE

The Company has an automobile note payable which is secured by the vehicle, and guaranteed by the President of the Company. The loan is payable at $397 per month inclusive of interest at 14.65%, and is due June 2007.

The balance due at December 31, 2004 is $9,661.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 6-     NOTES PAYABLE- VEHICLE (CONTINUED)

Maturities of this note are as follows:

December 31, 2005	$3,589
December 31, 2006	4,153
December 31, 2007	1,919

$9,661

NOTE 7-     DUE TO OFFICER

The Company had outstanding at December 31, 2004 and 2003, $0 and $5,246 respectively, to an officer/stockholder for expenses advanced on behalf of the Company. There were no specific repayment terms.

NOTE 8-     PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2004 and 2003, deferred tax assets approximated the following:

	2004	2003
Deferred tax asset	$1,238,100	$800,612
Less: valuation allowance	(1,238,100)	(800,612)
	$-0-	$-0-

At December 31, 2004 and 2003, the Company had deficits accumulated during the development stage approximating $4,127,001 and $2,668,708 respectively, available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 9-     STOCKHOLDERS' EQUITY (DEFICIT)

At December 31, 2004, the Company has three classes of stock; a convertible Series A preferred class with a par value of $1.00 with 20,000,000 shares authorized, a convertible Series B preferred stock with a par value of $1.00 with 20,000,000 shares authorized and a common class with a par value of $.001 and 100,000,000 shares authorized.

On March 13, 2002, the Company issued 5,250,375 shares of common stock pre-stock splits, 1 share post-stock splits, as a result of the merger with RTCI. Subsequent thereto, the Company issued 177,337 shares of common stock pre-stock splits, fractional share post-stock split for services rendered valued at $5,321 in the year ended December 31, 2002.

During the year ended December 31, 2003, the Company sold 1,339,686 shares of common stock pre-stock split, and 670 shares of common stock post-stock split $133,030, issued 47,918,288 and 32,474,523 shares of common stock for services rendered pre-stock splits and 130 and 16,237 shares of common stock post-stock splits valued at $2,411,784, and issued subscriptions for 5,750,000 shares of common stock pre-stock splits and 2,375 shares of common stock post-stock split valued at $172,500. In addition, the Company canceled and retired 5,732,000 shares of common stock pre-stock splits and 2,366 shares of common stock post-stock splits. On April 17, 2003, the Company reverse stock split its common shares outstanding on a 1 for 200 basis. On September 29, 2003, the Company issued 2,000,000 shares of common stock pre-stock split and 1,000 shares of common stock post-stock split as a result of the acquisition of Cork.

The Company pursuant to approved board resolutions increased the authorized shares on March 22, 2004 to 200,000,000 common shares and 20,000,000 preferred shares, then again on April 4, 2004 increased the common shares authorized to 900,000,000 and the preferred shares to 50,000,000. On November 30, 2004, the board decreased the authorized shares of the common stock back to 100,000,000, and established two series of common stock with a par value of $1.00 authorizing 20,000,000 shares each, replacing the original preferred class.

On April 9, 2004, the Company authorized the issuance of a new Series A Preferred Stock. They have authorized the issuance of 20,000,000 shares, and issued 19,813,967 of these shares to the Company's president. These shares convert into common shares at a 300 to 1 ratio, and were converted in August 2004.

On August 12, 2004, the Company approved a reverse 1 for 2,000 stock split.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 9-     STOCKHOLDERS' EQUITY (DEFICIT)

For the year ended December 31, 2004, the Company issued 8,000,000 shares of common stock pre-stock split and 4,000 shares of common stock post-stock split as part of the Cork Acquisition; 36,380,000 shares of common stock pre-stock split and 18,190 shares of common stock post-stock split for cash; 520,300,000 shares of common stock pre-stock split and 1,059,750 shares of common stock post-stock split for subscriptions of stock; 597,000,000 shares of common stock pre-stock split and 3,004,595 shares of common stock post-stock split (which includes 2,972,095 shares of common stock which converted 19,813,967 shares of preferred stock) for compensation to the officer; and 102,520,000 shares of common stock pre-stock split and 51,260 shares of common stock post-stock split for services rendered.

There are no options or warrants outstanding as of December 31, 2004 and 2003, and no options or warrants have been granted to date.

NOTE 10-     RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated their financial statements to take into effect the reverse stock splits that occurred in both 2004 and 2003. The Company has retroactively reflected the reverse stock splits in the consolidated balance sheets, consolidated statement of changes in stockholders' equity (deficit), the earnings per share calculations, and throughout the consolidated financial statements with respect to share amounts.

NOTE 11-     GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company incurred substantial net losses since inception, and is currently in the development stage. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support those operations. This raises doubt about the Company's ability to continue as a going concern.

Management also states that they are confident that they can acquire projects and raise the appropriate funds needed either through a debt or equity offering to operate.

The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

SITEWORKS BUILDING AND DEVELOPMENT CO.,. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 12-     SUBSEQUENT EVENTS

In February 2005, the Company entered into a purchase agreement to acquire Craco Excavating, Inc., an 18 year old Florida excavating and site utility construction company. The Company is currently in the due diligence phase, and anticipates closing on this transaction in the second quarter of 2005.

In March 2005, the Company entered into a strategic alliance agreement with Ubuy Development Corporation. Ubuy Development Corporation, a Florida company has been involved in land development and construction for nearly four decades and has produced numerous construction projects and income producing properties in the United States.

SITEWORKS BUILDING AND DEVELOPMENT CO.,

       FIRST: The name of this corporation is:

             SITEWORKS BUILDING AND DEVELOPMENT CO.,.

       SECOND: Its principal office in the State of Florida is Located at 2534 N Miami Ave, Miami Florida 33127. The name and address of its resident agent is Speigel and Utrera.

       THIRD: The nature of the business or objects or purposes proposed may be organized under the under General Corporation Law of the State of Florida.

       To engage in any Lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Florida.

       FOURTH: The total authorized capital stock of the corporation is one hundred million (100,000,000) shares of common stock having a par value of $0.001 per share, amounting to 100,000, 20,000,000 shares of preferred stock A, par value 1.00, and with voting rights equivalent to 300 common shares, amounting to 20,000,000.00 and 20,000,000 shares of preferred stock B, amounting to 20,000,000.

       FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as may be provided in the by-laws of the corporation, provided that the number of directors shall not be reduced less than one unless there is less than one shareholder.

The name and post office address of the first board of directors, which shall be one in number, is as follows:

Name	POST OFFICE ADDRESS

C. Michael Nurse	P O Box 331238
Miami, Fl, 33166

       SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject assessment to pay the debts of the corporation.

       SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

NAME	POST OFFICE ADDRESS
Speigel and Utrera	Coral Gables
Miami

       EIGHTH: The corporation is to have perpetual existence.

       NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

       TENTH: Meetings of the stockholders may be held outside of the State of Florida at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

       ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Florida, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this first day of April, A.D. 2001

______________________________
s/s Spiegel and Utera/, Incorporator

Filed
In the office of secretary Of State of
The State of Florida

August 8, 2001

BYLAWS
OF
SiteWorks Building and Development Co.,

ARTICLE 1
Registered Office and Registered Agent

       The registered office of the corporation shall be located in the state of Florida at such place as may be fixed from time to time by the board of directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or register office shall be effective upon filing such change with the office of the Secretary of State of the state of Florida.

ARTICLE II
Shareholders' Meetings

       Section 1.  Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at the registered office of the corporation, or such other place as may be designated by the notice of the meeting, during the month of September each year, for the purpose of election of directors and for such other business as may properly come before the meeting.

       Section 2.  Special Meetings. Special meetings of the shareholders of the corporation may be called at any time by the president, or by a majority of the board of directors, or by the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting; provided that upon qualification of the corporation as a "public company" under the General Corporation Law of the State Of Florida, the percentage of votes required to call a special meeting shall be thirty percent (30%). No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The board of directors may designate any place as the place of any special meeting called by the president or the board of directors, and special meetings called at the request of shareholders shall be held at such place as may be determined by the board of directors and placed in the notice of such meetings.

       Section 3.  Notice of Meetings. Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, except that notice of a meeting to act on (i) an amendment to the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) a proposed sale, lease, exchange or other disposition of substantially all of the assets of the corporation other than in the usual or regular course of business, or (iv) the dissolution of the corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. Notice may be transmitted by mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation.

       Section 4.  Waiver of Notice. Notice of the time, place, and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by the shareholder's attendance at the meeting in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

       Section 5.  Quorum and Adjourned Meetings. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum.

       Section 6.  Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

       Section 7.  Voting Record. After fixing a record date for a shareholders' meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group, and with each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder's agent, or a shareholder's attorney may inspect the shareholder's list, beginning ten days prior to the shareholders' meeting and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder's expense. The shareholders' list shall be kept open for inspection during such meeting or any adjournment.

       Section 8.  Voting of Shares. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in the shareholder's name on the books of the corporation. If a quorum exists, action on a matter, other than election of directors, is approved by a voting group of shareholders if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Articles of Incorporation or the Florida Business Corporation Act require a greater number of affirmative votes.

       Section 9.  Record Date For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the board of directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.

ARTICLE III
Directors

       Section 1.  General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors except as otherwise provided by the laws of the state of Florida or in the Articles of Incorporation.

       Section 2.  Number. The number of directors of the corporation is three. The numbers of directors can be increased or decreased from time to time by the vote of the directors or shareholders to amend this Section 2, provided that the number of directors shall be not less than one, and provided further that no decrease shall shorten the term of any incumbent director.

       Section 3.  Tenure and Qualification. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders of the corporation shall elect directors. Each director shall hold office until the next succeeding annual meeting and until his or her successor shall have been elected and qualified. Directors need not be residents of the state of Florida or shareholders of the corporation.

       Section 4.  Election. The directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

       Section 5.  Vacancies. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or a majority of the remaining directors if they do not constitute a quorum.

       Section 6.  Resignation. Any director may resign at any time by delivering written notice to the board of directors, its chairperson, the president or the secretary of the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

       Section 7.  Removal of Directors. At a meeting of shareholders called expressly for that purpose, the entire board of directors, or any member thereof, may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

       Section 8.  Meetings.

       (a) The annual meeting of the board of directors shall be held immediately after the annual shareholders' meeting at the same place as the annual shareholders' meeting or at such other place and at such time as may be determined by the directors. No notice of the annual meeting of the board of directors shall be necessary.

       (b) Special meetings may be called at any time and place upon the call of the president, secretary, or any director. Notice of the time and place of each special meeting shall be given by the secretary or the persons calling the meeting, by mail, private carrier, radio, telegraph, telegram, facsimile transmission, personal communication by telephone or otherwise at least two (2) days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any director by attendance thereat.

       (c) Regular meetings of the board of directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the board of directors. No notice of regular meetings of the board of directors shall be necessary.

       (d) At any meeting of the board of directors, any business may be transacted, and the board may exercise all of its powers.

       Section 9.  Quorum and Voting.

       (a) A majority of the directors shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

       (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at the meeting is the act of the board of directors.

       Section 10.  Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

       Section 11.  Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

       (a) The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting:

       (b) The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

       (c) The director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting.

       The right of dissent or abstention is not available to a director who votes in favor of the action taken.

       Section 12.  Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate one or more committees from among its members, each of which must have two or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to: authorize or approve a distribution except according to a general formula or method prescribed by the board of directors; approve or propose to shareholders action that the General Corporation Law of the State Of Florida requires to be approved by shareholders; fill vacancies on the board of directors or on any of its committees; amend any Articles of Incorporation requiring shareholder approval; adopt, amend or repeal Bylaws; approve a plan of merger requiring shareholder approval; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the board of directors.

ARTICLE IV
Special Measures for Corporate Action

       Section 1.  Actions by Written Consent. Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which the corporation is formed, to be voted upon or approved at a duly called meeting of the directors, committee of directors, or shareholders may be accomplished without a meeting if one or more unanimous written consents of the respective directors or shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the directors, committee members, or shareholders, as the case may be. Action taken by unanimous written consent is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date. Action taken by unanimous written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date.

       Section 2.  Meetings by Conference Telephone. Members of the board of directors, members of a committee of directors, or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE V
Officers

       Section 1.  Officers Designated. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

       The board of directors may, in its discretion, elect a chairperson and one or more vice-chairpersons of the board of directors; and, if a chairperson has been elected, the chairperson shall, when present, preside at all meetings of the board of directors and the shareholders and shall have such other powers as the board may prescribe.

       Section 2.  Election, Qualification and Term of Office. Each of the officers shall be elected by the board of directors. None of said officers need be a director. The officers shall be elected by the board of directors at each annual meeting of the board of directors. Except as hereinafter provided, each of said officers shall hold office from the date of his or her election until the next annual meeting of the board of directors and until his or her successor shall have been duly elected and qualified.

       Section 3.  Powers and Duties.

       (a) President. The president shall be the chief executive officer of the corporation and, subject to the direction and control of the board of directors, shall have general charge and supervision over its property, business, and affairs.

       (b) Secretary. The secretary shall: (1) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the corporation and affix the seal of the corporation to all documents as may be required; (4) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (5) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (6) have general charge of the stock transfer books of the corporation; and (7) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

       (c) Treasurer. Subject to the direction and control of the board of directors, the treasurer shall have the custody, control, and disposition of the funds and securities of the corporation and shall account for the same; and, at the expiration of his or her term of office, her or she shall turn over to his or her successor all property of the corporation in his or her possession.

       Section 4. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

       Section 5. Removal. The board of directors shall have the right to remove any officer whenever in its judgment the best interests of the corporation will be served thereby.

       Section 6. Vacancies. The board of directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his or her successor shall have been duly elected and qualified.

       Section 7. Salaries. The salaries of all officers of the corporation shall be fixed by the board of directors.

ARTICLE VI
Share Certificates

       Section 1. Issuance, Form and Execution of Certificates. No shares of the corporation shall be issued unless authorized by the board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, the value of noncash consideration, and a statement that the board has determined that such consideration is adequate. Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the General Corporation Law of the State of Florida and shall state:

       (a) The name of the corporation and that the corporation is SiteWorks Building and Development Co.,., organized under the laws of this state; Florida

       (b) The name of the person to whom issued; and

       (c) The number and class of shares and the designation of the series, if any, which such certificate represents. They shall be signed by two officers of the corporation, and the seal of the corporation may be affixed thereto. Certificates may be issued for fractional shares. No certificate shall be issued for any share until the consideration established for its issuance has been paid.

       Section 2.  Transfers. Shares may be transferred by delivery of the certificate therefor, accompanied either by an assignment in writing on the back of the certificate, written assignment separate from certificate, or written power of attorney to assign and transfer the same signed by the record holder of the certificate. The board of directors may, by resolution, provide that beneficial owners of shares shall be deemed holders of record for certain specified purposes. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the corporation until the outstanding certificate thereof has been surrendered to the corporation.

       Section 3.  Loss or Destruction of Certificates. In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory indemnity bond to the corporation. A new certificate may be issued without requiring any bond when in the judgment of the board of directors it is proper to do so.

ARTICLE VII
Books and Records

       Section 1.  Books of Account, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors exercising the authority of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent Registration Statement delivered to the Secretary of State of the state of Florida.

       Section 2.  Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the board of directors or shareholders, when certified by the president or secretary.

ARTICLE VIII
Bylaws

       The board of directors may adopt, amend or repeal the bylaws, or adopt new bylaws, subject to the reserved power of the shareholders to amend or repeal the bylaws, or adopt new bylaws, and in amending or repealing a particular bylaw to provide expressly that the board of directors may not amend or repeal that bylaw. The following changes have been made to the by laws of the corporation.

SHARES

       2.2     Consideration For Shares. Shares may be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation, as may be authorized by the board of directors. The board of directors may determine that the consideration received or to be received for the shares to be issued is adequate; when the corporation has received the consideration so determined, the shares issued therefore will be fully paid and nonassessable.

       2.3     No Cumulative Voting. The shareholders are not entitled to cumulate votes at any election of directors.

       2.4     No Preemptive Right. The shareholders do not have any preemptive right to acquire unissued shares or securities convertible into or carrying a right to subscribe for or acquire shares.

ARTICLE IX
LIMITATION OF DIRECTORS' LIABILITY

       Any personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director is eliminated, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating the applicable part of General Corporation Laws of the State of Florida, for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when this Article becomes effective. If after this Article becomes effective the General Corporation Law of the State of Florida is amended to authorize further elimination or limitation of liability of a director, then, upon the effective date of the amendment, the liability of a director shall be further eliminated and limited without further act to the fullest extent so authorized. No amendment or repeal of these Articles of Incorporation shall reduce the extent of any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

ARTICLE X
INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. INDEMNIFICATION

       The corporation shall have the power to indemnify any director, officer, employee, or agent of the corporation as provided in Section 607.0850of the Business Corporation Act.

SECTION 2. ADDITIONAL INDEMNIFICATION

       The corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office. However, such further indemnification or advancement of expenses shall not be made in those instances as specified in the Business Corporation Act."

       Florida Statute ss. provides for the indemnification of a director and/or officer who is a party to any legal proceeding against them "if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

       Florida Statute also provides that there shall be no indemnification to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of criminal law unless the officer or director had reasonable cause to believe his or her conduct was unlawful; (b) a transaction whereby the director or officer derived an improper personal benefit; (c) in the case of a director, a violation of his or her fiduciary duties; or (d) willful misconduct.

       In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities & Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

       7.1 Right to Indemnification. EACH INDIVIDUAL (including an individual's personal representative) who was or is made a party or is threatened to be made a party to, or is otherwise involved (including, without limitation, as a witness) in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or by or in the right of the corporation, or otherwise (a "Proceeding") because the individual or another individual of whom the individual is a personal representative:

       (a) is or was a director or officer of the corporation or any predecessor entity, or

       (b) being or having been such a director or officer, is or was serving at the request of the corporation or any predecessor entity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever ( (a) and (b) collectively, an "Indemnitee") SHALL BE INDEMNIFIED AND HELD HARMLESS by the corporation to the fullest extent not prohibited by the General Corporation Law of the State of Florida as the same exists or may hereafter be amended (but, in the case or any amendment, only to the extent that the amendment does not prohibit the corporation from providing broader indemnification rights than prior to the amendment) IF the Indemnitee acted in good faith and reasonably believed the Indemnitee's conduct was in the corporation's best interests (in the case of conduct in the Indemnitee's official capacity with the corporation) and (in all other cases) was at least not opposed to the corporation's best interests and is fairly and reasonably entitled to indemnification in view of all the relevant circumstances ("Corporation's Standards for Indemnification"), WITHOUT REGARD TO the limitations as per the applicable statue of the General Corporation Law of the State of Florida, AND WHETHER OR NOT the Indemnitee met the standard of conduct set forth in Florida Law or any other standard of conduct set forth in as per the General Corporation Law of the State of Florida, AGAINST ALL DIRECT AND INDIRECT EXPENSES, LIABILITIES AND LOSSES (including but not limited to attorney fees, judgments, settlements, penalties, fines, ERISA and employee benefit plan and other excise taxes and other taxes and penalties, environmental and remediation expenses, settlements, penalties and fines, and other adverse effects) that are actually incurred or suffered by the Indemnitee in connection with the Proceeding (whether or not the basis of the Proceeding is alleged conduct, action or inaction in an official capacity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever).

       The indemnification granted in the Article is a contract right and includes the right to payment by, and the right to receive reimbursement from, the corporation of all the Indemnitee's expenses as they are incurred, including advances in advance of final disposition of the Proceeding. The term "expenses" as used in this Article includes without limitation all counsel and attorneys' fees and costs.

       Notwithstanding the foregoing, an advance for expenses incurred by an Indemnitee who is a party to a Proceeding because the Indemnitee is or was a director of the corporation or any predecessor entity shall be made in advance of final disposition of the Proceeding only upon receipt by the corporation of (i) a written undertaking (hereinafter an "undertaking") executed personally or on the Indemnitee's behalf to repay the advance if and to the extent it is ultimately determined by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to appeal, hereinafter a "final adjudication") that the Indemnittee is not entitled to be indemnified for such expenses under this Article, and (ii) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the Indemnitee has net the Corporation's Standards for Indemnification as defined in this Article for the amount claimed.

       The undertaking must be an unlimited general obligation of the Indemnitee, unsecured and without reference to financial ability to make repayment.

       7.2 Court-Ordered Indemnification or Advance; Presumption. If any claim for indemnification or advance of expenses under Section 7.1 of this Article is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the Indemnitee may at any time thereafter apply for indemnification or advance of expenses to the court conducting the Proceeding or to another court of competent jurisdiction. If the Indemnitee is successful in whole or in part in any such application, the corporation shall also pay to Indemnitee all the Indemnitee's expenses in connection with the application.

       The Indemnitee shall be presumed to be entitled to indemnification and advances of expenses under this Article upon the corporation's receipt of Indemnitee's written claim (and in any application to a court for indemnification or advance of expenses), and thereafter the corporation shall have the burden of proof to overcome that presumption.

       Neither the fact that the corporation (including its board of directors, special legal counsel or its shareholders under General Corporation Law of the State of Florida, or otherwise) did, nor the fact that the corporation (including its board of directors, special legal counsel or its shareholders , or otherwise) did not, make a determination that the Indemnitee is or is not entitled to indemnification or advance of expenses, shall be a defense to the application or create a presumption that the Indemnitee is not so entitled.

       If the Indemnitee applies to a court having jurisdiction for determination of the right to indemnity or advance of expenses, or amount thereof, the court's determination shall become final upon expiration of all rights to appeal, and such a final adjudication shall supersede any other determination made in accordance with applicable Law, or otherwise.

       7.3 Nonexclusivity of Rights, Severability. The right to indemnification (including but not limited to payment, reimbursement and advances of expenses) granted in this Article is not exclusive of any other rights that any individual may have or hereafter acquire under any statute, common law, provision of the Articles of Incorporation or Bylaws of the corporation, agreement, vote or resolution of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article, any Indemnitee shall be entitled to indemnification and advance of expenses in accordance with the provisions of this Article with respect to any conduct, acts or omissions of the Indemnitee occurring prior to the amendment or repeal. If any provision or term of this Article is determined to be void or unenforceable for any reason, the remaining provisions and terms shall remain in full force and effect.

       7.4 Insurance, Contracts and Funding. The corporation may purchase and maintain insurance, at its expense, to protect itself and any individual (including an individual's personal representative) who is or was a director, officer, employee or agent of the corporation or any predecessor entity or who being or having been such a director or officer, is or was serving at the request of the corporation or any predecessor entity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the corporation would have power to indemnify the individual against the same expense, liability or loss under the General Corporation Law of the State of Florida, or otherwise. The corporation may grant indemnity, and may enter into contracts granting indemnity, to any such individual, whether or not in furtherance of the provisions of this Article, and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.

       7.5 Partial Indemnification. If an Indemnitee is entitled to indemnification by the corporation for some or a portion of expenses, liabilities or losses, but not for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of the expenses, liabilities and losses to which the Indemnitee is entitled.

       7.6 Successors and Assigns. All obligations of the corporation to indemnify any Indemnitee: (i) are binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (ii) are binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the Indemnitee, and (iii) shall continue as to an Indemnitee who has ceased to be a director, officer, partner, trustee, employee, or agent (or other relationship or capacity) included in the definition of Indemnitee in Section 7.1 of this Article. The corporation shall not effect any sale or other transfer of substantially all of its assets, merger, consolidation or other reorganization unless the purchaser, transferee, successor or surviving entity (as the case may be) agrees in writing to assume all such obligations of the corporation.

ARTICLE XI
AMENDMENT OF ARTICLES OF INCORPORATION

       The corporation reserves the right from time to time to amend, alter, change or repeal any and all provisions of its Articles of Incorporation by majority vote of all votes entitled to be cast by the holders of the then outstanding shares of Common Stock, in any manner now or hereafter prescribed or permitted by statute. All rights of the shareholders, directors, and officers of the corporation are granted subject to this reservation.

ADOPTED by order of the directors of the corporation on August 8, 2001

SITEWORKS BUILDING AND DEVELOPMENT CO.,.

/s/ C M . Nurse
Carl M Nurse, Director

Number -----     Shares -------------

(Logo)
Incorporated under the laws of the State of Florida
August 8, 2001

COMMON

SITEWORKS BUILDING AND DEVELOPMENT CO.,.

Total authorized issue 100,000,000 common shares (par value $ .001)

This Certifies That ------------------- is the owner of -------------- fully paid and non-assessable shares of the common stock of the above named corporations transferable only on the books of the corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

In witness whereof, the said corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed . this ------------ day of -------------, -------------

Secretary
(SEAL)
/s/ Carl M Nurse
President

40

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT ("Agreement") is entered into on the 9th day of August 2001 between SITEWORKS BUILDING AND DEVELOPMENT CO.,., a Florida corporation (the "Company"), and Carf M Nurse_(Indemnitee").

R E C I T A L

The Indemnitee currently is serving as a director or officer, or both, of the Company and the Company wishes the Indemnitee to continue in such capacities. In order to induce the Indemnitee to continue to serve in such capacities for the Company and in consideration for his continued service, the Company wishes to provide for indemnification of the Indemnitee upon the terms and conditions set forth below.

A G R E E M E N T

It is agreed as follows:

1.     The Company will pay on behalf of the Indemnitee, and his executors, administrators or assigns, any amount which he is or becomes legally obligated to pay because of any claim or claims made against him because of any act or omission or neglect or breach of duty which he commits or suffers while acting in his capacity as a director or officer of the Company. The payments which the Company will be obligated to make hereunder shall include, INTER ALIA, damages, judgments, settlements, costs of investigation and costs of defense of legal, criminal or equitable actions, claims or proceedings and appeals therefrom, including attorneys' fees of Indemnitee, costs of attachment or similar bonds, costs of establishing a right to indemnification under this Agreement, and fines, penalties or other obligations or fees imposed by law.

2.     If a claim under this Agreement is not paid by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful, in whole or in part, the claimant also shall be entitled to receive from the Company claimant's reasonable attorneys' fees and other expenses of prosecuting such claim.

3.     In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable the Company effectively to bring suit to enforce such rights.

4.     Notwithstanding anything contained herein to the contrary:

       (a) The Company shall not be liable to Indemnitee for, nor obligated to furnish advances in connection with, any loss, cost or expense of Indemnitee resulting from his willful or negligent violation of Section 16(b) of the Securities Exchange Act of 1934 or the Foreign Corrupt Practices Act of 1977.

       (b) The Company shall not be liable to the Indemnitee for, and shall not be obligated to furnish any advances except for repayable costs, charges and expenses as stated below, in connection with, any loss, cost or expense of Indemnitee as the direct result of a final judgment for money damages payable to the Company or any affiliate for or on account of loss, cost or expense directly or indirectly resulting form the Indemnitee's negligence or misconduct within the meaning of Florida General Corporation Law.

       (c) Unless otherwise allowed by a court of competent jurisdiction, the Company shall not be liable to Indemnitee for, and Indemnitee undertakes to repay the Company for all advances which may have been made of, expenses of investigation, defense or appeal of any matter the judgment of which is excluded under subsection 4(b) next above.

       (d) Unless otherwise determined by a court of competent jurisdiction, a settlement of any suit, action or proceeding shall be presumed to be an "expense" in mitigation of the expenses of continued litigation and not the compromise of a judgment on the merits of the action, suit or proceeding.

41

       (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors of the Company pursuant to the foregoing provisions, or otherwise, the Board of Directors has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director of the Company in the wholly or partially successful defense of any action, suit or proceeding) is asserted by the Indemnitee in connection with Company securities which have been registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it hereunder is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. In effect, therefore, absent a court decision in the individual case or controlling precedent, the provisions of the Agreement will not apply to liabilities of the Indemnitee arising under the Securities Act unless and only to the extent that the Indemnitee is successful in the defense of the action, suit or proceeding in question.
     (f) The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

       (i) based upon or attributable to the Indemnitee or any member of his immediate family gaining in fact any personal profit or advantage to which he was not legally entitled;
       (ii) based upon or attributable to the dishonesty of the Indemnitee seeking payment hereunder; provided that the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated;
       (iii) for bodily injury, sickness, disease or death of any person, or damage to or destruction of any tangible property, including loss of use thereof; or
       (iv) for which indemnification under this Agreement is determined by a final adjudication of a court of competent jurisdiction to be unlawful and violative of public policy.

5.     The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to the attention of the Corporate Secretary of the Company at the address of the Company's executive offices (or such other address as the Company shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, upon request made by the Corporation the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

6.     Costs and expenses (including attorneys' fees) incurred by the Indemnitee in defending or investigating any action, suit, proceeding or investigation shall be paid by the Company in advance of the final disposition of such matter. The Indemnitee agrees to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of the Agreement. Notwithstanding the foregoing or any other provision of this Agreement, no advance shall be made by the Company if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the board or counsel at the time such determination is made, (a) the Indemnitee knowingly and intentionally acted in bad faith, and (b) it is more likely than not that it will ultimately be determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement.

7.     Nothing contained herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the articles of incorporation or bylaws of the Company or under Florida law.

8.     This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

9.     This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

"COMPANY"
SITEWORKS BUILDING AND DEVELOPMENT CO.,.,
a Florida corporation

Carl M Nurse,
President
"INDEMNITEE"

CERTIFICATION OF OFFICER

I, Carl M Nurse, certify that:

1.     I have reviewed this Registration Statement on Form 10-KSB SiteWorks Building and Development Co.,.;

2.     Based on my knowledge, this Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements are made, not misleading with respect to the period covered by this Registration Statement;

3.     Based on my knowledge, the financial statements, and other financial information included in this Registration Statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for the periods presented in this Registration Statement;.

4.     The registrant's other certifying officers and I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

       a.     Designed such disclosure controls and procedures to ensure that material information relating to the registrant is made known to us by others within those entities, particularly during the period in which this Registration Statement is being prepared;
       b.     Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Registration Statement (the "Evaluation Date"); and
       c.     Presented in this Registration Statement our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluations Date;

5.     The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

       a.     All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weakness in internal controls; and
       b.     Any fraud, whether or not material that involves management or other employees who have a significant role in the registrant's internal controls; and

6.     The registrant's other certifying officers and I have indicated in this Registration Statement whether there were significant changes in internal control or in other factors that could significantly affect internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 31, 2005	/s/
Chief Executive Officer
Chief Financial Officer

In connection with the Registration Statement of SiteWorks Building and Development Co.,.(the "Company") on Form 10-KSB for the year ended December 31, 2002, and December 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, C M Nurse Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date March 31, 2005	/s/
Chief Executive Officer
Chief Financial Officer

BAGELL, JOSEPHS
& COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
P: 856-346-2828
F: 856-346-2882

March 27, 2005

The Board of Directors
SiteWorks Building and Development Co.,.
2534 N. Miami Ave.
Miami, FL

Ref: Consent to use of financial statements

We consent to the use of our consolidated financial statements dated March 10, 2005 with respect to SiteWorks Building and Development Co.,. and subsidiary for the years ended December 31, 2004 and 2003, included herein on Registration Statements and reference to our firm under the heading "Experts" in the company's prospectus.

/s/ Bagell Josephs & Company LLC
Gibbsboro, New Jersey
March 27, 2005

Law Offices of Glenn P. Hannemann
24 Brena
Irvine, California 92620
714 544-1912
714 544-0218 fax

March 29, 2005

Board of Directors

SiteWorks Building and Development Co.,.

2534 N. Miami Avenue

Miami, Florida 33140

Re:     Issuance of Shares Pursuant to Registration on Form SB 2

Gentlemen:

       Our firm has acted as counsel to SiteWorks Building and Development Co.,., a Florida corporation ("Company"), in connection with offering of up to 30,000,000 shares of its common stock ("Shares") pursuant to registration on Form SB 2 dated March 30, 2005 (the "Statement"). You have requested our opinion as set forth below, to be effective upon closing of the offering described in the Statement.

       In rendering such opinion, we have examined such documents and have made such examination of law as we have deemed relevant and copies of the following documents which we assume comport to the originals thereof.

1.     Articles of Incorporation of the Company and all amendments thereto.

2.     Bylaws of the Company and all amendments thereto.

3.     The Statement and all exhibits thereto.

Based upon the above, it is our opinion that, provided that the Shares are sold in accordance with the Statement, and the terms of any Underwriting Agreement(s) and related Fund Escrow agreement(s), upon their issuance, as a matter of Florida law, the Shares will be the fully paid validly and legally issued and non-assessable common stock of the Company.

This opinion may be filed in connection with the Statement but may be used for no other purpose without our consent.

Very truly yours,

Glenn P. Hannemann

GPH/dhh

Exhibit 1: Craco purchase agreement.

PURCHASE AGREEMENT

Agreement made as of 10th of February 2005 by and between Craco Contracting Inc, 6123 NW 18th Ct, Margate Florida . hereinafter called "Craco" and Integral Inc a FLORIDA Corporation , (a subsidiary of SiteWorks Building and Development Co., a Florida Corporation) Inc hereinafter called the Acquirer company located at 85 South Street , Dorking Surrey RH42LA , with local offices at 2534 N Miami Ave Miami Florida 33127.

Witnesseth:

Whereas, Craco Contracting, Inc is the owner of 100 percent shares of common and preferred stock. Par value $1.00, of the corporation, representing all issued and outstanding shares of the Corporation and:

Whereas, Craco Contracting, Inc desires to merger his company and the Acquirer wishes to acquire all shares of outstanding stock all upon subject to terms covenants and conditions hereinafter set forth and

Now therefore in consideration of the foregoing and the promises and mutual covenants contained herein, the parties intending to be legally bound hereby agree to the terms and conditions as follows:

1.     SALE OF STOCK:

The Craco Contracting, Inc Company agrees to sell and assign to the Acquirer, and Acquirer agrees to purchase 100 shares of common stock, par value $1, of the corporation, representing one hundred percent (100%) of all issued and outstanding shares of the corporation, for the consideration hereinafter set forth, and on the terms and considerations hereinafter set forth. Craco Contracting, Inc will remain a wholly owned subsidiary of SiteWorks Building and Development Co., .The stock certificates representing the shares of such common stock, or preferred stock, shall be duly endorsed in blank or accompanied by an appropriate, duly executed stock power, with all requisite stock transfer stamps or a check to Acquirer for the cost of such stamps.

2.     CONSIDERATION:

In consideration for the transfer of the shares of stock being sold herein Acquirer shall pay to Craco Contracting, Inc the sum of $ 800,000 for all assets of the corporation, including all equipment and accounts receivable subject to audited financials of Craco Contracting, Inc. Payment will be as follows: deposit of 50,000 on contract signing or no later than February 15, 2005, 450,000 due March 31, but after an accountant/ CPA firm's report retained by the Acquirer , balance of 300,000 secured by a promissory note bearing an interest rate of 8% per annum, for a period of 60 months , monthly payments of six thousand and eighty three dollars $6,083 payable to the order of the Wanda and George Perrigo secured by UCC filing over acquired company equipment and receivables and /or common shares of SWKJ of equivalent value) due and payable in equal monthly installments .

3.     REPRESENTATIONS:

A: Craco Contracting , Inc, as President and / or Owner of the Corporation represents and warrants as follows, which representations shall not survive the closing:

i) Craco is the holder and owner of all issued and outstanding shares of the corporation. To the best of Craco Contracting, Inc's knowledge, such shares are and will be respectively at closing be fully paid and nonassessable, and free and clear of all liens and encumbrances. Such shares have not been assigned, pledged or otherwise hypothecated in any manner whatsoever.

ii)There are no rights, warrants, options, or agreements of any nature whatsoever outstanding, to purchase or otherwise acquire any of the shares of common stock being sold hereunder.

iii)The Craco Contracting, Inc has good and marketable title to such shares.

iv) The Corporation is the owner of record of the land, buildings, equipment in an amount of 300,000, executed contracts (backlogged) in an amount not less than approximately 1,000,000: accounts receivable, in an amount not less than approximately 200,000 , and any and all other assets as indicated on the most recent certified or reviewed financial Statements prepared by Certified Public, copy attached as Exhibit A.

IV ) that if the corporation has an existing line of credit, it will remain in place until new ownership establishes a line with the same bank and for a period no longer than 60 days after closing and payment of the 400,000.

v) All tax returns of the corporation have been and will be duly filed, except those currently due, and any payments thereon paid. All books of account and returns of the corporation will be brought current to the date of the respective closing at the Corporations sole cost and expense.

vi) The corporation was organized in 1988 With an authorized capitalization of 100 shares, 100 shares issued and outstanding shares of $1 par value. The certificate of incorporation has not been canceled, annulled or revoked.

vii) To the best of Craco Contracting, Inc's knowledge, there are no lawsuits pending against the corporation.

viii) There are no executory agreements or off balance sheet leases or other obligations in effect with respect to the premises, its equipment or fixtures except as noted in certified accountant's report and contained in information provided by the Craco Contracting, Inc.

xi) There are no existing mortgages on the property or equipment owned by the corporation except those noted on the tax returns and or statements dated December 31, 2004 .

Current operations management will remain in place for a minimum of 6 months after sale of company on a part or full time basis at sellers option. Salaries will remain at existing levels (130,000 per annum for George A Perrigo and Wanda Perrigo) until Craco Contracting, Inc has executed contracts totaling a minimum of 5,000,000 , at which time salaries shall be increased as Follows:

x) George Andrew Perrigo   (see schedule D for duties) 160,000.00 per annum
xi) Wanda Perrigo    (schedule E for duties)  80,000.00 per annum

)     Acquirer represents and warrants as follows, which representations shall survive the closing:

i)     Acquirer has the authority to enter into this agreement.

4.     DELIVERIES:

On the Closing date, the parties hereto shall deliver and exchange the following documents and instruments in form and content contemplated by this agreement and the exhibit hereto:

By the Craco Contracting, Inc and/or the Corporation.

A)     Certificates evidencing 100 shares or 100 per cent of all issued and outstanding shares. $1.00, of the Corporation, duly endorsed for transfer as contemplated by Para 1(A) hereof, with signature witnessed and verified by Craco Contracting, Inc's attorney.

B)     Corporate Outfit of the corporation and unanimous shareholder's consent adopting and approving all corporate action of the Corporation prior to the closing Date with original filing receipt from the Florida Department of Corporations and By- Laws.

C)     Such Instruments, waivers, certificates and consents, not inconsistent with the provisions hereof as may be reasonably necessary to carry out the terms hereof.

By the Acquirer.

A)     450,000 in certified funds and a 300,000 Promissory note, bearing an interest rate of 8% per annum, for a period of 60 months , monthly payments of six thousand and eighty three dollars $6,083 payable to the order of Wanda and George Perrigo .

B)     Such Instruments, waivers, certificates and consents, not inconsistent with the provisions hereof as necessary to carry out the terms hereof.

5.     CLOSING:

a.     The transactions contemplated herein shall close at the offices of SiteWorks Building and Development Co., or mutually agreeable venue on the following basis: The completion of the sale of all outstanding shares of stock shall take place after the backlogged contracts total dollar value exceeds 1,000,000 , approximately 45 business days from the date of execution of this agreement or as soon as practical but in any event no later than March 31, 2005.

b.     Adjustments:

At closing the parties hereto shall agree to the following:

1)     Taxes
2)     Utilities
3)     Any off balance sheet items.

6.     PREMISES AS IS:

6.1     Acquirer will acquire new offices.

6.2     Craco Contracting, Inc shall not be liable or bound for any verbal or written statements, representations, real estate broker setups, or any other information pertaining to the plant and equipment furnished by any real estate broker, agent, employee, servant or any other person unless such information is provided herein.

7.0     RISK OF LOSS:

Risk or Loss shall remain with the Craco Contracting, Inc until closing.

8.0     BROKER OR AGENT:

Purchaser represents to Craco Contracting, Inc that it has dealt with no other broker, finder, salesman, in connection with this transaction other than Jo Dee Nylander and agrees to indemnify, defend and hold harmless Craco Contracting, Inc from and against any expense, loss cost including reasonable attorneys fees, which Craco Contracting, Inc may incur by reason of any claim for fees or commission resulting from acquirer's acts.

9.0     TAXES:

Craco Contracting, Inc shall indemnify and hold acquirer harmless (including reasonable attorneys fees) for any corporate tax liability paid, or required to be paid by formal demand of the taxing authority) including city, state and or federal taxing authority) (including penalties interest and late charges) which shall have been determined for the period from the inception of this corporation up to and including the closing date.

10.0     FUNDING CONTINGENCY and COMMITMENTS:

There is no funding Contingency.

11.0     NO LIABILITY:

In no event shall the incorrectness or inaccuracy of any warranty or representation made by the Craco Contracting, Inc hereunder provide a basis for a claim for damages or abatement of purchase price, it being the intention of the parties that if such breach of warranty does occur, the sole exclusive remedy shall be the cancellation of this contract prior to the closing and Acquirer shall be entitled to return of all sums paid hereunder.

In no event shall the Craco Contracting, Inc be liable for monetary damages. In the event of a default by the Craco Contracting, Inc or if the Craco Contracting, Inc is unable to convey the stock and assets of the corporation as required by the contract, then the sole liability of the Craco Contracting, Inc shall be to refund to Acquirer the down payment. Upon such refund and payment, this contract shall have no further rights against or liability to the other.

12.0     INDEMNIFICATION AND RIGHT OF SET-OFF:

Craco Contracting, Inc indemnifies Acquirer and shall hold Acquirer harmless from all debts, claims, actions, losses, damages and attorney's fees, existing or that may arise from or be related to Craco Contracting, Inc's past operation and ownership of the business, except any liabilities assumed by Acquirer hereunder. In the event Acquirer should become aware of any such claim against the Business not disclosed by Craco Contracting, Inc prior to Closing, Acquirer shall promptly notify Craco Contracting, Inc in Writing of such notice, Acquirer may, at its sole option, subsequent to Closing, pay such claim and receive full credit against the next payment(s) due under any Promissory Note owed to Craco Contracting, Inc under this contract. In the event of a cash transaction, or wholly third party financing, the parties agree that the Closing Agent shall retain $ 50,000 from the Craco Contracting, Inc's closing proceeds for a period of 60 days to secure the Craco Contracting, Inc's indemnification responsibilities as provided for herein.

13.0     SECURITY AGREEMENT:

At the time of Closing, Acquirer shall execute in favor of the Craco Contracting, Inc a Corporate Promissory Note, guaranteed and secured by a Security Agreement giving Craco Contracting, Inc a lien against all assets purchased hereunder, until the indebtedness is paid in full. Said Security Agreement shall be subordinate to any existing liens described herein and shall contain the right of the Craco Contracting, Inc to obtain, if the Note is in default, a court appointed receiver to preserve the Business assets until such time as Craco Contracting, Inc regains ownership and control of the Business. Further, Acquirer shall execute UCC-1 forms, which shall be recorded in the State of Florida records, as per the Uniform Commercial Code. The collateral for the Security Agreement and Note shall be the following:

All furniture, fixtures and equipment listed on Schedules "A", "B", "C" together with all substitutions and replacements, as well as the product inventory of the Business, Accounts Receivable, and all records as a going concern.

14.0     LITIGATION:

Please see Reference : Section 3 A. vii

15.0     INCORPORATION BY ACQUIRER:

It is acknowledged and agreed that Acquirer may elect to incorporate. In such event, the new corporation shall become the Acquirer, and Acquirer shall cause the corporation to ratify and adopt the terms and conditions of this Purchase Contract. Further, original Acquirer shall continue to be personally liable for the performance of the terms, covenants and conditions herein. In the event of the purchaser being a corporation, the signatory to this agreement shall, in addition to the corporation, be personally liable for the performance of the terms, conditions and covenants contained herein.

16.0     DEFAULT:

If Acquirer should fail to pay, on or before Closing, the balance of cash necessary to close, or fails to perform any of the covenants and conditions of this Contract, Craco Contracting, Inc shall have the right to enforce this Contract pursuant to Paragraph 34 by obtaining a judgment and an entitlement to a monetary award for the direct costs, including any attorney's fees or accounting fees incurred by Craco Contracting, Inc as a result of Acquirer's default hereunder. In the event Craco Contracting, Inc shall default by failing to perform any of the covenants contained in this Contract, fails to provide information specified herein within five (5) days after request from Acquirer to do so, or to otherwise close according to the terms and conditions of this Contract, Acquirer shall have the right to terminate this Contract and demand the return of its escrow deposits, as well as reimbursements for any and all reasonable legal and accounting fees and their costs incidental to inspecting the Business. Acquirer may either seek a judgment and entitlement to monetary damages under Paragraph 34, or specific performance of the Craco Contracting, Inc's obligations hereunder.

17.0     ACQUIRER'S ACKNOWLEDGMENT:

Acquirer acknowledges that Acquirer is relying solely on Acquirer's own value of the assets being purchased and all other material facts as provided for in the information furnished by Craco Contracting, Inc including but not limited to tax returns and financial statements. Broker(s) neither represented nor warranted the accuracy of any facts, figures, books, records, memoranda, financial information or data of any kind concerning the operations of Craco Contracting, Inc. Craco Contracting, Inc.

18.0     CRACO CONTRACTING, INC'S ACKNOWLEGMENT:

Craco Contracting, Inc acknowledges that Broker made no representations concerning the creditworthiness, integrity or ability of the Acquirer to complete this transaction, thereby relying solely on Acquirer's representations with respect thereto, nor any representations with respect to the Broker's ability to procure a Acquirer for Craco Contracting, Inc. Craco Contracting, Inc acknowledges that the Broker has performed all its duties pursuant to the listing agreement and has earned its compensation. Acquirer and Craco Contracting, Inc acknowledge that certain Federal Income Tax and State of Florida laws and taxes may be applicable to this transaction.

19.0     BILL OF SALE:

Craco Contracting, Inc shall deliver to Acquirer at the Closing an Absolute Bill of Sale for all furniture, fixtures and equipment, and other personal property included in this sale, as per the List attached hereto as SCHEDULE "A" and by reference incorporated herein, for which Craco Contracting, Inc warrants that it has good and marketable title, free and clear of all liens and encumbrances, except any liens or encumbrances disclosed herein. Craco is released form any and all claims on the equipment from the date of closing .

20.0     CONDITION OF EQUIPMENT:

All furniture, fixtures and equipment, and other personal property included in this sale, as per SCHEDULE"A", is being purchased on an "as is" basis, without warranties of merchantability or fitness for any particular purpose. However, at the Closing of this sale, all equipment shall be in working condition. Acquirer shall be responsible for inspecting said equipment in order to determine that, as of the date of Closing, said equipment is in working condition.

21.1     RISKS OF LOSS OR DAMAGE:

Immediately from and after Closing, all risk of loss or damage shall be upon the Acquirer.

22.2     ACCOUNTS PAYABLE:

Immediately from and after the Closing of this sale, all subsequent accounts payable shall be the sole responsibility of Acquirer.50,000 shall be set aside from the loan closing proceeds to cover any accounts payable prior to the closing date . (refer to section 12.0)

23.0     BUSINESS DEPOSITS:

Any and all amounts currently on deposit for the benefit of the Business for utility services, leases, insurance, etc., are and shall become the property of Acquirer and are included as part of this transaction.

24.0     OPERATION OF THE BUSINESS BEFORE CLOSING:

Craco Contracting, Inc hereby agrees, from the date of execution of this contract to the date of Closing, to carry on the business activities and operations of the Business diligently and in substantially the same manner as has been customary in the past, and shall not remove any item with the exception of product inventory sold in the normal course of business.

25.0     BUSINESS TELEPHONE:

Craco Contracting, Inc agrees to transfer to Acquirer at Closing, and Acquirer agrees to accept all of Craco Contracting, Inc's right, title, interest and responsibility for the Business telephone number(s), and yellow pages ads or other advertising that refers to said telephone number(s).

26.0     BUSINESS MAIL:

After Closing, Craco Contracting, Inc agrees that all mail they receive relating to the Business, shall be routed to Acquirer, and Acquirer agrees to promptly forward to Craco Contracting, Inc any mail personalized to Craco Contracting, Inc.

27.0     BUSINESS RECORDS:

At the Closing of this sale, Craco Contracting, Inc shall deliver copies of all customer accounts and records, and any other documents pertinent to the operation of the Business which Craco Contracting, Inc may have. Such records shall include copies of those documents necessary to conduct business with suppliers and customers of the Business.

28.0     BUSINESS PREMISES:

Not applicable. New offices will be rented by Acquirer.

28.0     PRORATIONS:

All transferable taxes, insurance, licenses, rents, utilities, and other customarily prorated items shall be as of the Closing Date.

30.0     LICENSES AND PERMITS:

Unless otherwise specified herein, Craco Contracting, Inc agrees to cooperate with Acquirer in obtaining, at Acquirer's expense, any licenses, permits, approvals or certificates necessary for the continued operation of the Business until the acquirer secures the applicable permits but no more than 180 days after closing. Craco Contracting, Inc warrants that to the best of his knowledge the Business and premises meet, at the time of Closing, all government regulations as to health, fire, zoning and other licensing laws.

30.0     INVENTORY OF GOODS:

List of equipment as described elsewhere in this agreement.

32.0     FINANCIAL INFORMATION:

Craco Contracting, Inc warrants that the financial information supplied to Acquirer by Craco Contracting, Inc is true and correct and is a fair and accurate presentation of the financial condition and results of operation of the Business. From the date of execution of this contract Acquirer shall, at his option, have thirty (30) business days to request through Broker in writing, any financial documents of Craco Contracting, Inc necessary to verify the financial information supplied by Craco Contracting, Inc to Acquirer, and Acquirer shall have five (5) business days after receipt of said documents to verify this information. A five (5%) percent negative variance in any of the financial information furnished by the Craco Contracting, Inc will allow Acquirer to cancel this contract by written notice to Broker during said verification period. Failure of Acquirer to notify Broker within the time specified shall constitute Acquirer's waiver of this provision.

33.0     ACCOUNTS RECEIVABLE:

The accounts receivable of the Business for work done or goods sold to the date of Closing (hereinafter, Craco Contracting, Inc's Accounts Receivable) shall be not be retained by Craco Contracting, Inc up to a value of approximately 200,000.

34.0     FAMILIARIZATION:

Craco Contracting, Inc agrees to spend, at no cost to Acquirer, a period of 90 days, during normal business hours exclusive of holidays and Sundays from the Closing Date, to assist Acquirer and employees in the orderly transfer of the Business.

35.0     BUSINESS TRADE NAME:

Craco Contracting, Inc hereby grants Acquirer, effective with the Closing of this sale, any and all rights held by Craco Contracting, Inc in the name, " Craco Contracting, Inc" and any variations thereof, hereby waives any rights thereto, and shall not, after Closing, make use of such name, directly or indirectly. If the corporate and business trade names of the Craco Contracting, Inc are the same or similar, the Craco Contracting, Inc shall be obligated to change its corporate name to a name unrelated to such name within 30 days of Closing.

36.0     COVENANT NOT TO COMPETE:

The Craco Contracting, Inc (and its principal officers and stockholders, if a corporation) appropriately agree not to compete, directly, indirectly or in any manner, or engage in any business similar to the Business within a 200 miles radius of the Business being purchased, nor aid or assist anyone else, except Acquirer, to do so within these limits, nor solicit in any past accounts of the Business, nor employ any employee of the Business (3) years from the closing of this sale; provided, however, that Acquirer's right to enforce this portion shall terminate if the Acquirer is in default under any material term of this agreement or of the closing documents.

37.0     FURTHER ASSURANCES:

The parties hereto agree to do all acts and execute all documents as may be necessary to effectuate the intent of the parties herein.

38.0     FEES AND EXPENSES:

Acquirer and Craco Contracting, Inc shall each pay his or her own expenses, including but not limited to legal and accounting fees and expenses, incident to the execution of this agreement, and the consummation of the transaction contemplated hereby, whether or not such transaction shall in fact be consummated.

39.0     MANAGEMENT & CONTINUITY:

SiteWorks Building and Development Co., agrees to retain senior management/owners( Wanda and George Perrigo) in their current capacity, at pre-merger or similar salaries/compensation (currently approximately 130,000 as per the tax returns) for a period of up to 36 months if current management so desires, except as indicated in section 3 of this agreement. Operational control will remain with Wanda and George Perrigo (sellers) until the 450,000 note is paid.

40.0     ENTIRE AGREEMENT:

This agreement constitutes the entire understanding among the parties relating to the subject thereof, and neither this agreement nor any provision hereof can be modified, changed discharged or terminated except by an instrument in writing signed by all parties.

41.0     NOTICES:

Except as may otherwise specifically be provided, each notice, consent, approval, demand or other communication (collectively," Notices") relating to this agreement shall be in writing and delivered in person or mailed by courier or certified mail return receipt requested or faxed. Notice shall be deemed sent when deposited in U S Mail, couriered, or faxed. With respect to the Craco Contracting, Inc, notice shall be deemed sent at the address listed at beginning of agreement and copies of all notices shall be sent to their agent and/or attorney. With respect to the Acquirer, copies of all notices shall be sent to the address listed at beginning of this agreement.

42.0     COUNTERPARTS:

This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed original, but all of which shall constitute one and the same instrument.

43.0     HEADINGS AND DEFINITIONS:

Headings and definitions are inserted for convenience only and shall not be given any legal effect.

44.0     GOVERNING LAW:

This agreement shall be construed and enforced in accordance with the laws of the State of Florida

45.0     BENEFIT:

This agreement shall be binding on the parties hereto, and their representatives, heirs and successors, Administrators, Executors and permitted assigns.

In witness whereof, the parties hereto have executed and delivered this Agreement the year and date first above mentioned:

BY ____________________________________
George Andrew Perrigo, Vice President, Craco Contracting,

By _______________________________________
Wanda Perrigo. President. , Craco Contracting, Inc

BY:
INTEGRAL INC Acquirer
By C M Nurse, Managing Director

Schedule A:

List of Equipment

Description	Year	Model	Serial Number

Bobcat Skid Steer Loader	2002	model t190/	ser #519313409
Bobcat	2005	s150	526916704
Backhoe	1993	JCB 214	PE418913
Backhoe	1994	JCB 214	PE412640
Komatsu Dozer	1994	P 20	45932
Komatsu Dozer	1997	P 20	47907
Komatsu Dozer	1997	P 20	47932
Dynopac Roller	1991	CA151D	598373
Loader Cat	1986	936	33z1979
Trailer Hoop	1993		1h9fb252010472671
Trailer Hoop	2000		4tofb252xy100055
Trailer Draggin	2000		7000601400600167
Int. Dump truck	1996		1htscaan2th391963
GMC 2500 Diesel	2002		1gthk291x2e108734
Ford F 600	1983		1fdmf60h8dva20221

Small Tools and equipment

Container	20 ft
Air Compressor	321tv/k456947
Wacker plate compactor
3 " Trash Pump
2" Pump
Stihl Chain saw
Misc Tools

Schedule B:

Schedule of Accounts receivable

Century One Builders	2,500.00
Devcon WorldWide	12,388.00
Five Star Sealing and Paving	9,512.00
Ivy Development	3,577.00
Lee development	9,527.00
The Paving Lady	32,374.00
Retranca Equipment	3,222.00
Rosemary properties	26,164.00
Thales Builders	5,942.00
United Homes International	20,434.00

SubTotal	125,644.00

Schedule C

Executed Contracts In progress and not Yet Started

5 star Asphalt	52,716.00
R & R Builders	114,087.00
Platinum General Contractors	9.680.00
Shawe Auger Constr.	4,100.00
R & R Builders	10,547.00
Head Construction	199.070.00

SubTotal	390,000.00

Schedule D

SCHEDULE OF DUTIES FOR VP (Business Development Marketing and Operations)

(George Andrew Perrigo)

Scope of services rendered under an employment contract shall include but not be limited to the following:

       Maintain Current and reinforce current existing relationships with owners developers and general contractors.

       Estimate, (with assistance from others,) new projects as the plans are sent to the office.

       Develop new relationships with contractors owners and developers which result in executed additional contracts /projects for Craco Inc.

       Develop a strategy which would enable the company to acquire on an ongoing basis a minimum of 300,000 per month in contract revenues

       Determine the equipment and personnel (in conjunction with other management) needs of the company to meet the increased revenues.

       Assist in locating the personnel required to staff the projects.

       Occasional management of larger projects

       Assist in the recruitment and training of mid level management (field supervisory personnel) for the company.

       Assist in all ways necessary to enable the company to meet its stated revenue goals for the month, quarter and year as indicated below.

Year 1:	3 to 5,000,000 per year

Year 2:	5 to 8 million per annum

Year 3:	8 to 15, 000,000 per annum.

Schedule E

Vice President, Administration

Schedule of Duties for Wanda Perrigo:

Assist in any and all efforts to help achieve the corporate sales revenue goals for the month, quarter and year, including but not limited to the following:

       Maintain current relationships with suppliers and Vendors and Develop new relationships as required.

       Manage a transition to the use of SiteWorks Accounting systems ( Master Builder program)

       Create and Maintain a database of heavy equipment field personnel

       Assist in the Marketing and operations effort of George Andrew